                                                                EXHIBIT 4.3








                           LOAN AND SECURITY AGREEMENT

                                 BY AND BETWEEN

                    CONGRESS FINANCIAL CORPORATION (WESTERN)
                                    AS LENDER

                                       AND

                               BALLY GAMING, INC.
                                   AS BORROWER




                           DATED: AS OF MARCH 31, 1997

                                TABLE OF CONTENTS




                                                                                                               Page
SECTION 1.        DEFINITIONS...................................................................................  1

SECTION 2.        CREDIT FACILITIES............................................................................. 18
         2.1      Loans......................................................................................... 18
         2.2      Letter of Credit Accommodations............................................................... 20
         2.3      Availability Reserves......................................................................... 21

SECTION 3.        INTEREST AND FEES............................................................................. 22
         3.1      Interest...................................................................................... 22
         3.2      Closing Fee................................................................................... 23
         3.3      Servicing Fee................................................................................. 23
         3.4      Unused Line Fee............................................................................... 23
         3.5      Changes in Laws and Increased Costs of Loans.................................................. 23

SECTION 4.        CONDITIONS PRECEDENT.......................................................................... 24
         4.1      Conditions Precedent to Initial Loans and Letter of Credit Accommodations..................... 24
         4.2      Conditions Precedent to All Loans and Letter of Credit Accommodations......................... 26

SECTION 5.        GRANT OF SECURITY INTEREST.................................................................... 26
         5.1      .............................................................................................. 26

SECTION 6.        COLLECTION AND ADMINISTRATION................................................................. 28
         6.1      Borrower's Loan Account....................................................................... 28
         6.2      Statements.................................................................................... 28
         6.3      Collection of Accounts........................................................................ 28
         6.4      Payments...................................................................................... 29
         6.5      Authorization to Make Loans................................................................... 29
         6.6      Use of Proceeds............................................................................... 30

SECTION 7.        COLLATERAL REPORTING AND COVENANTS............................................................ 30
         7.1      Collateral Reporting.......................................................................... 30
         7.2      Receivables Covenants......................................................................... 31
         7.3      Inventory Covenants........................................................................... 34
         7.4      Power of Attorney............................................................................. 35
         7.5      Right to Cure................................................................................. 35
         7.6      Access to Premises............................................................................ 36

SECTION 8.        REPRESENTATIONS AND WARRANTIES................................................................ 36
         8.1      Corporate Existence, Power and Authority; Subsidiaries........................................ 36
         8.2      Financial Statements; No Material Adverse Change.............................................. 36
         8.3      Chief Executive Office; Collateral Locations.................................................. 37
         8.4      Priority of Liens; Title to Properties........................................................ 37
         8.5      Tax Returns................................................................................... 37
         8.6      Litigation.................................................................................... 37
         8.7      Compliance with Other Agreements and Applicable Laws.......................................... 38
         8.8      Governmental Approval......................................................................... 38
         8.9      Employee Benefits............................................................................. 39
         8.10     Intellectual Property; License Agreements..................................................... 39
         8.11     Bank Accounts................................................................................. 40




                                       (i)



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
                                                                                                              Page

         8.12     Accuracy and Completeness of Information...................................................... 40
         8.13     Survival of Warranties; Cumulative............................................................ 40

SECTION 9.        AFFIRMATIVE AND NEGATIVE COVENANTS............................................................ 40
         9.1      Maintenance of Existence...................................................................... 40
         9.2      New Collateral Locations...................................................................... 41
         9.3      Compliance with Laws, Regulations, Etc........................................................ 41
         9.4      Payment of Taxes and Claims................................................................... 42
         9.5      Insurance..................................................................................... 43
         9.6      Financial Statements and Other Information.................................................... 43
         9.7      Sale of Assets, Consolidation, Merger, Dissolution, Etc....................................... 44
         9.8      Encumbrances.................................................................................. 46
         9.9      Indebtedness.................................................................................. 48
         9.10     Loans, Investments, Guarantees, Etc........................................................... 48
         9.11     Dividends and Redemptions..................................................................... 51
         9.12     Transactions with Affiliates.................................................................. 52
         9.13     License Agreements............................................................................ 53
         9.14     Adjusted Net Worth............................................................................ 54
         9.15     Compliance with ERISA......................................................................... 54
         9.16     Additional Bank Accounts...................................................................... 54
         9.17     Covenants Applicable to Canada................................................................ 54
         9.18     Costs and Expenses............................................................................ 55
         9.19     Further Assurances............................................................................ 56

SECTION 10.   EVENTS OF DEFAULT AND REMEDIES.................................................................... 56
         10.1     Events of Default............................................................................. 56
         10.2     Remedies...................................................................................... 58

SECTION 11.       JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS;
                     GOVERNING LAW.............................................................................. 59
         11.1     Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver......................... 59
         11.2     Waiver of Notices............................................................................. 60
         11.3     Amendments and Waivers........................................................................ 60
         11.4     Waiver of Counterclaims....................................................................... 61
         11.5     Indemnification............................................................................... 61

SECTION 12.       TERM OF AGREEMENT; MISCELLANEOUS.............................................................. 61
         12.1     Term.......................................................................................... 61
         12.2     Notices....................................................................................... 62
         12.3     Partial Invalidity............................................................................ 63
         12.4     Successors.................................................................................... 63
         12.5     Confidentiality............................................................................... 63
         12.6     Entire Agreement.............................................................................. 63





                                       (ii)

                                    INDEX TO

                             EXHIBITS AND SCHEDULES


Exhibit A                 Borrowing Base Certificate

Exhibit B                 Information Certificate

Schedule 1.24             Provisions for Trial Inventory

Schedule 7.2(d) Form of Notice of Security Interest for Installment Sales Contracts

Schedule 8.4              Existing Liens

Schedule 8.5              Taxes

Schedule 8.7(a)           Existing Defaults

Schedule 8.7(c)           Permits

Schedule 8.8              Gaming Authority Notices

Schedule 8.10             License Agreements

Schedule 8.11             Bank Accounts

Schedule 9.9(f)           Existing Indebtedness

Schedule 9.10             Existing Loans, Advances, Guarantees






                                       (iii)

                           LOAN AND SECURITY AGREEMENT


         This Loan and Security Agreement, dated as of March 31, 1997, is entered into by and between Congress Financial Corporation (Western), a California corporation ("Lender"), and Bally Gaming, Inc., a Nevada corporation ("Borrower").


                              W I T N E S S E T H:


         WHEREAS, Borrower has requested that Lender enter into certain financing arrangements with Borrower pursuant to which Lender may make loans and provide other financial accommodations to Borrower; and

         WHEREAS, Lender is willing to make such loans and provide such financial accommodations on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


SECTION 1.     DEFINITIONS

         All terms used herein which are defined in Article 1 or Article 9 of the Uniform Commercial Code shall have the meanings given therein unless otherwise defined in this Agreement. All references to the plural herein shall also mean the singular and to the singular shall also mean the plural. All references to Borrower and Lender pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns. The words "hereof", "herein", "hereunder", "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 11.3 hereof or if such Event of Default is capable of being cured, until such Event of Default is cured. Any accounting term used herein unless otherwise defined in this Agreement shall have the meanings customarily given to such term in accordance with GAAP. For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

         1.1 "Account Debtor" shall mean the person who is obligated on an Account, chattel paper, document, instrument, general intangible or other Receivable (and including any customer who has received any Trial Inventory).

         1.2 "Accounts" shall mean all present and future rights of Borrower to payment for goods sold or leased or for services rendered or the licensing of associated software, which are not evidenced by instruments or chattel paper, and whether or not earned by performance.

         1.3 "Adjusted Eurodollar Rate" shall mean, with respect to each Interest Period for any Eurodollar Rate Loan, the rate per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) determined by dividing (a) the Eurodollar Rate for such Interest Period by (b) a percentage equal to: (i) one (1) minus (ii) the Reserve Percentage. For purposes hereof, "Reserve Percentage" shall mean the reserve percentage, expressed as a decimal, prescribed by any United States or other applicable governmental authority for determining the reserve requirement which is or would be applicable to deposits of United States dollars in a non-United States or an international banking office of Reference Bank used to fund a Eurodollar Rate Loan or any Eurodollar Rate Loan made with the proceeds of such deposit, whether or not the Reference Bank actually holds or has made any such deposits or loans. The Adjusted Eurodollar Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

         1.4 "Adjusted Net Worth" shall mean as to any Person, at any time, in accordance with GAAP (except as otherwise specifically set forth below), on a consolidated basis for such Person and its Subsidiaries (if any), the amount equal to: (a) the difference between: (i) the aggregate net book value of all assets of such Person and its Subsidiaries, calculating the book value of inventory for this purpose on a first-in-first-out basis, after deducting from such book values all appropriate reserves in accordance with GAAP (including all reserves for doubtful receivables, obsolescence, depreciation and amortization) and (ii) the aggregate amount of the indebtedness and other liabilities of such Person and its Subsidiaries (including tax and other proper accruals), minus (b) all upward reevaluations and other writeups in the book value of any such Person after the date hereof, minus (c) all investments in Subsidiaries that are not consolidated for financial statement reporting purposes and as to Borrower, the amount of all loans by Borrower to Parent or any of its other Affiliates after the date hereof; plus (d) the amount of all loans or dividends by Borrower to Parent permitted hereunder made after the date hereof with the net cash proceeds of loans received by Borrower resulting in Indebtedness permitted under Section 9.9(g) hereof or Indebtedness permitted under Section 9.8(e) hereof secured by mortgages on real estate (other than purchase money mortgages).

         1.5 "Affiliates" shall mean with respect to a specified person, any other person (a) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified person, (b) which beneficially owns or holds five (5%) percent or more of any class of the voting stock or other equity interest of such specified person, or
(c) of which five (5%) percent or more of the voting stock or other equity interest is beneficially owned or held by such specified person or a Subsidiary of such specified person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with") when used with respect to any specified person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting stock, by agreement or otherwise.

         1.6 "Alliance" shall mean Alliance Gaming Corporation, a Nevada corporation, and its successors and assigns.

         1.7 "Availability Reserves" shall mean, as of any date of determination, such amounts as Lender may from time to time establish and revise in good faith reducing the amount of Loans and Letter of Credit Accommodations which would otherwise be available to Borrower under the lending formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks which, as determined by Lender in good faith, do or may affect either (i) the Collateral or any other property which is security for the Obligations or its value, (ii) the assets, business or prospects of Borrower or any Obligor or
(iii) the security interests and other rights of Lender in the Collateral (including the enforceability, perfection and priority thereof) or (b) to reflect Lender's good faith belief that any collateral report or financial information furnished by or on behalf of Borrower or any Obligor to Lender is or may have been incomplete, inaccurate or misleading in any material respect or
(c) to reflect outstanding Letter of Credit Accommodations as provided in
Section 2.2 hereof or (d) in respect of any state of facts which Lender determines in good faith constitutes an Event of Default.

         1.8 "Bally Wulff" shall mean, individually and collectively, each of the following (and their respective successors and assigns): (a) Bally Wulff Automaten GmbH, a company organized under the laws of Germany; (b) Bally Wulff Vertriebs GmbH, a company organized under the laws of Germany; and (c) any Subsidiaries of any of the foregoing.

         1.9 "Bill and Hold Invoices" shall mean invoices issued by Borrower to an Account Debtor for completed goods which remain in the possession or under the control of Borrower.

         1.10  "Blocked Accounts" shall have the meaning set forth in Section
6.3 hereof.

         1.11 "Borrowing Base Certificate" shall mean a certificate substantially in the form of Exhibit A hereto, as such form may from time to time be modified by Lender, which is duly completed (including all schedules thereto) and executed by the chief financial officer or other appropriate financial officer of Borrower acceptable to Lender and delivered to Lender.

         1.12 "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required to close under the laws of the State of California, the State of New York or the Commonwealth of Pennsylvania, and a day on which the Reference Bank and Lender are open for the transaction of business, except that if a determination of a Business Day shall relate to any Eurodollar Rate Loans, the term Business Day shall also exclude any day on which banks are closed for dealings in dollar deposits in the London interbank market or other applicable Eurodollar Rate market.

         1.13 "Canadian Dollars" shall mean legal tender according to the laws of Canada.

         1.14 "Capital Lease Obligation" shall mean, as to any Person, the obligation to pay rent or other payment amounts under a lease of (or other indebtedness arrangements conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with GAAP.

         1.15 "Capital Stock" shall mean any and all shares, interests, participations, or other equivalents (however designated) of corporate stock, partnership interests or limited liability company interests and any options or warrants with respect to any of the foregoing.

         1.16 "Cash Equivalents" shall mean (a) marketable direct obligations issued or unconditionally guaranteed by the United States government and backed by the full faith and credit of the United States government, in each case maturing within one (1) year after the date of acquisition thereof; (b) time deposits, certificates of deposit, and bankers' acceptances issued by a bank incorporated in the United States of America or any State thereof having capital and surplus in excess of $500,000,000 or commercial paper rated A-1 (or better) by Standard & Poor's Corporation or P-1 (or better) by Moody's Investors Services, Inc., provided, that, in each case that the same shall mature not later than one hundred eighty (180) days after the date of the acquisition thereof; (c) repurchase agreements in respect of the types of securities described in subsection (a) above; and (d) money market funds investing principally in respect of the types of securities described in subsections (a) and (b) above.

         1.17 "Change of Control" shall mean that Parent shall cease to be the direct and beneficial owner and holder of all of the issued and outstanding shares of Capital Stock of Borrower.

         1.18 "Code" shall mean the Internal Revenue Code of 1986, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

         1.19 "Collateral" shall have the meaning set forth in Section 5 hereof.

         1.20 "Contract Receivable" shall mean all present and future rights of Borrower to payment for goods sold subject to an Installment Sales Contract.

         1.21 "Domestic Subsidiary" shall mean any Subsidiary of Borrower incorporated in, or having its chief executive office or principal place of business in, any jurisdiction in the United States of America or Canada.

         1.22 "Eligible Accounts" shall mean Accounts created by Borrower which are and continue to be acceptable to Lender based on the criteria set forth below. In general, Accounts shall be Eligible Accounts if:

               (a) such Accounts arise from the actual and bona fide sale and delivery of goods by Borrower or rendition of services by Borrower in the ordinary course of its business which transactions are completed in accordance with the terms and provisions contained in any documents related thereto;

               (b) such Accounts are not unpaid more than sixty (60) days after the original due date for such Accounts;

               (c) the original due date for such Accounts is not more than ninety (90) days after the original invoice date for such Accounts;

               (d) such Accounts are not Contract Receivables;

               (e) as to Accounts of the Systems Division of Borrower, the Account Debtor with respect to such Accounts shall have accepted and be in possession of the Inventory being sold giving rise to such Accounts, and at any time that either an Event of Default shall exist or have occurred and be continuing or Excess Availability shall be less than $5,000,000 (determined without regard to the Maximum Credit), upon the request of Lender, Lender shall have received evidence, in form and substance satisfactory to Lender, that the Account Debtor with respect to such Accounts has finally and unconditionally accepted such Inventory;

               (f) such Accounts comply with the terms and conditions contained in Section 7.2(c) of this Agreement;

               (g) such Accounts do not arise from sales on a sale or return basis or other sales on a sale on approval basis, or sales on consignment, guaranteed sales, or other sales on terms under which payment by the Account Debtor may be conditional or contingent; provided, that, if such Account Debtor shall have agreed in writing to be unconditionally obligated to pay the purchase price for such goods, then such Accounts may be deemed Eligible Accounts to the extent otherwise satisfying the conditions of this Section 1.22;

               (h) the Account Debtor with respect to such Accounts is incorporated in, and has assets in, the United States of America or Canada; provided, that, (i) with respect to such Accounts where the Account Debtor is incorporated in Canada, at any time, promptly upon Lender's reasonable request, Borrower shall execute and deliver, or cause to be executed and delivered, such other agreements, documents and instruments as may reasonably be required by Lender to perfect the security interests of Lender in the Accounts owing by an Account Debtor incorporated in Canada in accordance with the applicable laws of the Province of Canada in which such Account Debtor is incorporated or has assets and take or cause to be taken such other and further actions as Lender may reasonably request to enable Lender as secured party with respect thereto to collect such Accounts under the applicable laws of the Province of Canada or
(ii) at Lender's option, if the Account Debtor with respect to such Accounts is incorporated other than in the United States of America or Canada, then Lender may deem such Accounts to be Eligible Accounts if: (A) such Account is payable only in the United States of America and in U.S. Dollars and (B) either (1) the Account Debtor has delivered to Borrower an irrevocable letter of credit issued or confirmed by a bank satisfactory to Lender, sufficient to cover such Account, payable in the United States of America and in U.S. Dollars, in form and substance satisfactory to Lender and, if required by Lender, the original of such letter of credit has been delivered to Lender or Lender's agent and the issuer thereof notified of the pledge or assignment of the proceeds of such letter of credit to Lender, or (2) such Account is subject to credit insurance payable to Lender issued by an insurer and on terms and in an amount acceptable to Lender, or (3) such Account is otherwise acceptable in all respects to Lender; provided, that, notwithstanding anything to the contrary contained in Section 2.1(a), in the event Lender elects to consider any such Accounts as Eligible Accounts, the percentage used by Lender for the lending formula applicable to such Accounts shall be such percentage as Lender may in good faith determine;

               (i) the Account Debtor with respect to such Accounts is a casino or other gaming establishment which has been operating and open to the general public as a casino or gaming establishment for more than ninety (90) days, except, that, (i) if such Account Debtor is a wholly-owned Subsidiary of another regular customer of Borrower, such Accounts shall be deemed Eligible Accounts if the same otherwise satisfy the conditions of this Section 1.22 and the Account Debtor is otherwise satisfactory to Lender in its good faith determination and
(ii) at Lender's option, if the Account Debtor with respect to such Accounts is a casino or other gaming establishment which has not been operating and open as such to the general public for such period of time and if such Account Debtor is not a wholly-owned Subsidiary of another regular customer of Borrower, Lender may at its option consider such Accounts to be Eligible Accounts, provided, that, if Lender elects to exercise this option, notwithstanding anything to the contrary contained in Section 2.1(a) hereof, the percentage used for the lending formula applicable to such Accounts shall be such percentage as Lender may determine;

               (j) such Accounts do not arise from Progress Billings or Bill and Hold Invoices, except as to Bill and Hold Invoices, if Lender shall have received an agreement in writing from the Account Debtor, in form and substance satisfactory to Lender, confirming the unconditional obligation of the Account Debtor to take delivery of the goods related thereto and pay such invoice;

               (k) the Account Debtor with respect to such Accounts has not asserted a counterclaim, defense or dispute (other than possible claims contemplated by Section 1.48(b) hereof) and does not have, and does not engage in transactions which may give rise to, any right of setoff against such Accounts (but the portion of the Accounts of such Account Debtor in excess of the amount owed by Borrower to such Account Debtor shall be deemed Eligible Accounts, if such Accounts otherwise satisfy the conditions of this Section 1.22);

               (l) there are no facts, events or occurrences which would impair the validity, enforceability or collectability of such Accounts or reduce the amount payable or delay payment thereunder, except for possible deductions therefrom pursuant to Section 1.48(b) hereof reported to Lender by Borrower;

               (m) such Accounts are subject to the first priority, valid and perfected security interest of Lender and any goods giving rise thereto are not, and were not at the time of the sale thereof, subject to any liens except those permitted in this Agreement;

               (n) except as otherwise agreed in writing by Lender, neither the Account Debtor nor any officer or employee of the Account Debtor (other than Robert Conover to the extent he is both an officer of Borrower and an officer of Bally Entertainment Corporation) with respect to such Accounts is an officer, employee or agent or other Affiliate of Borrower;

               (o) the Account Debtors with respect to such Accounts are not Canada, any Province of Canada, any other foreign government, the United States of America, any State, or any political subdivision, department, agency or instrumentality of any of the foregoing, or located on North American Indian lands, except (i) if the Account Debtor is the United States of America, or any State, political subdivision, department, agency or instrumentality thereof, at any time promptly upon Lender's request, Borrower shall comply in all respects with the United States Assignment of Claims Act of 1940, as amended, or any similar State or local law, if applicable, in a manner satisfactory to Lender (and if Borrower so complies and such Accounts otherwise satisfy the conditions of this Section 1.22, such Accounts shall be Eligible Accounts), and (ii) if the Account Debtor is Canada or any Province thereof, at any time promptly upon Lender's request, Borrower shall comply in all respects with the Federal

Administration Act (Canada), as amended, or any similar Provincial or local law, if applicable, in a manner satisfactory to Lender (and if Borrower so complies and such Accounts otherwise satisfy the conditions of this Section 1.22, such Accounts shall be Eligible Accounts) and (iii) if the Account Debtor is located on North American Indian lands, Lender shall have received evidence, in form and substance reasonably satisfactory to Lender, that such Account Debtor has waived any claim of sovereign immunity, which waiver shall be unconditionally valid and enforceable by Lender against such Account Debtor under all applicable laws and Lender shall have received evidence, in form and substance satisfactory to Lender, that Lender has a valid and enforceable first priority perfected security interest in the Accounts owing by such Account Debtor and Lender may collect and otherwise realize thereon in the same manner as any other Eligible Account (and, if Lender shall have received such evidence with respect to the waiver of sovereign immunity and that Lender has such a first priority security interest and such other rights, and such Accounts otherwise satisfy the conditions of this Section 1.22, such Accounts shall be Eligible Accounts);

               (p) such Accounts of a single Account Debtor and its Affiliates (known to Borrower to be Affiliates) do not constitute more than twenty (20%) percent of all otherwise Eligible Accounts and Eligible Contract Receivables (but the portion of the Accounts not in excess of such percentage shall be deemed Eligible Accounts, if such Accounts otherwise satisfy the conditions of this Section 1.22);

               (q) such Accounts are not owed by an Account Debtor who is in default under any Installment Sales Contract (other than pursuant to a payment default to the extent described in Section 1.23(d) hereof) or who has Accounts unpaid more than sixty (60) days after the original due date of the original invoice for them which constitute more than fifty (50%) percent of the total Accounts of such Account Debtor;

               (r) such Accounts are owed by Account Debtors whose total indebtedness to Borrower does not exceed the credit limit with respect to such Account Debtors, as determined by Borrower (and acceptable to Lender in its good faith judgment) from time to time (but the portion of the Accounts not in excess of such credit limit shall be deemed Eligible Accounts if such Accounts otherwise satisfy the conditions of this Section 1.22); and

               (s) procedures for evaluating the creditworthiness of the Account Debtor, as from time to time established by Borrower (and at all times reasonably acceptable to Lender in its good faith judgment), have been diligently and properly completed as to the Accounts, and the Account Debtors with respect to such Accounts are eligible for credit in the amount and on the terms from time to time established by Borrower (and at all times reasonably acceptable to Lender in its good faith judgment).

General criteria for Eligible Accounts may be established and revised from time to time by Lender in good faith. Any Accounts which are not Eligible Accounts shall nevertheless be part of the Collateral.

         1.23 "Eligible Contract Receivables" shall mean Contract Receivables created by Borrower which are and continue to be acceptable to Lender based on the criteria set forth below. In general, Contract Receivables shall be Eligible Contract Receivables if:

               (a) such Contract Receivables arise from the actual and bona fide sale and delivery of goods by Borrower or rendition of services by Borrower in the ordinary course of its business, which transactions are completed in accordance with the terms and provisions contained in any documents related thereto (and a portion of such Contract Receivables may include advances made by Borrower to the Account Debtor to be used by the Account Debtor to purchase goods to be used by the Account Debtor in the ordinary course of its business);

               (b) the final installment in respect of such Contract Receivables is due and payable not more than thirty-six (36) months after the date the first payment is due under the terms of the Installment Sales Contracts (as in effect on the execution thereof) with respect to such Contract Receivables, provided, that, such first payment shall be due no later than one hundred (100) days from the date of the shipment of Inventory thereunder;

               (c) the Installment Sales Contracts with respect to such Contract Receivables shall provide for periodic payments of principal to Borrower of amounts owing under such Installment Sales Contract, such that no less than twenty-five (25%) percent of the total principal amount owing under such Installment Sales Contract shall be required to be paid within the first twelve
(12) consecutive months after the date the first payment is due under the Installment Sales Contract and twenty-five (25%) percent of the total principal amount owing under such Installment Sales Contract shall be required to be paid in the next twelve (12) consecutive months immediately thereafter;

               (d) the Account Debtor has not failed to make two (2) or more regularly scheduled periodic payments in full in cash or other immediately available funds when due in accordance with the Installment Sales Contract giving rise to such Contract Receivables (as in effect on the date of the execution thereof) and which default at the time shall be continuing, provided, that, in no event shall any such default have been cured on more than two (2) occasions;

               (e) no default or event of default under the Installment Sales Contract with respect to such Contract Receivables exists or has occurred and is continuing, other than a payment default to the extent described in Section 1.23(d) above;

               (f) the terms of the Installment Sales Contract with respect to such Contract Receivables have not been amended, modified or supplemented so as to change the terms of payment thereof, reduce or forgive any obligations thereunder or add any indebtedness or collateral with respect thereto, except for changes made before the initial delivery of the goods thereunder and changes made to cover additional Contract Receivables arising from subsequent sales of goods to the same Account Debtor pursuant to the other terms of such Installment Sales Contract, but without affecting the payment schedule of, or other terms of, prior Contract Receivables;

               (g) Borrower shall have a valid and enforceable first priority perfected purchase money security interest in the Inventory being sold to the Account Debtor pursuant to the Installment Sales Contract giving rise to such Contract Receivables and shall have filed financing statements between the Account Debtor, as debtor and Borrower, as secured party, in all appropriate jurisdictions, which as to financing statements filed after the date hereof shall indicate Lender as the assignee thereof in the appropriate manner required by the form of such financing statement;

               (h) the obligations of the Account Debtor with respect to such Contract Receivables shall not be evidenced by a promissory note or other instrument, unless there is only one original of such promissory note and it is in form and substance satisfactory to Lender and has been delivered to Lender or Lender's agent, duly and validly endorsed and assigned by Borrower to the order of Lender;

               (i) all original executed copies of the Installment Sales Contracts with respect to such Contract Receivables are either (i) in the possession of Lender or its agent or (ii) have been prominently and clearly marked or stamped with a notice in the form set forth on Schedule 7.2 hereto, on both the first page and the signature page, stating that such Installment Sales Contract and the payment and obligations evidenced by or arising under such Installment Sales Contract are subject to a security interest in favor of Lender and may not be otherwise pledged, assigned or otherwise transferred or encumbered;

               (j) to the extent such assignment is not reflected on any financing statement between the Account Debtor, as debtor, and Borrower, as secured party, Lender shall have received UCC-3 assignments by Borrower to Lender with respect to the financing statements between the Account Debtor, as debtor and Borrower, as secured party;

               (k) the amount of the monthly or other payments due under such Installment Sales Contract (or any portion thereof) are not determined based on a percentage of the receipts of the Inventory subject to such Installment Sales Contract or are not based on any other formula or calculation (sometimes referred to as a "bucket sale" contract or receivable);

               (l) such Contract Receivables comply with the terms and conditions contained in Section 7.2(c) and Section 7.2(d) of this Agreement;

               (m) such Contract Receivables do not arise from sales on a sale or return basis or other sales on a sale on approval basis, or sales on consignment, guaranteed sales, or other sales on terms under which payment by the Account Debtor may be conditional or contingent; provided, that, if such Account Debtor shall have agreed in writing to be unconditionally obligated to pay the purchase price for such goods, then such Contract Receivables may be deemed Eligible Contract Receivables to the extent otherwise satisfying the conditions of this Section 1.23;

               (n) the Account Debtor with respect to such Contract Receivables is incorporated in, and has assets in, the United States of America or Canada; provided, that, with respect to such Contract Receivables where the Account Debtor is incorporated in Canada, at any time, promptly upon Lender's reasonable request, Borrower shall execute and deliver, or cause to be executed and delivered, such other agreements, documents and instruments as may reasonably be required by Lender to perfect the security interests of Lender in the Contract Receivables owing by an Account Debtor incorporated in Canada in accordance with the applicable laws of the Province of Canada in which such Account Debtor is incorporated or has assets and take or cause to be taken such other and further actions as Lender may reasonably request to enable Lender as secured party with respect thereto to collect such Contract Receivables under the applicable laws of the Province of Canada;

               (o) the Account Debtor with respect to such Contract Receivables is a casino or other gaming establishment which has been operating and open to the general public as a casino or gaming establishment for a period of more than ninety (90) days, except, that, (i) if such Account Debtor is a wholly-owned Subsidiary of another regular customer of Borrower, such Contract Receivables shall be deemed Eligible Contract Receivables if such Contract Receivables otherwise satisfy the conditions of this Section 1.23 and the Account Debtor is otherwise satisfactory to Lender in its good faith determination and (ii) at Lender's option, if the Account Debtor with respect to such Contract Receivables is a casino or other gaming establishment which has not been operating and open as such to the general public for such period of time and if such Account Debtor is not a wholly-owned Subsidiary of another regular customer of Borrower, Lender may at its option consider such Contract Receivables to be Eligible Contract Receivables, provided, that, if Lender elects to exercise this option, notwithstanding anything to the contrary contained in Section 2.1(a) hereof, the percentage used for the lending formula applicable to such Contract Receivables shall be such percentage as Lender may in good faith determine;

               (p) such Contract Receivables do not arise from Progress Billings or Bill and Hold Invoices, except as to Bill and Hold Invoices, if Lender shall have received an agreement in writing from the Account Debtor, in form and substance satisfactory to Lender, confirming the unconditional obligation of the Account Debtor to take the delivery of goods related thereto and pay such invoice;

               (q) the Account Debtor with respect to such Contract Receivables has not asserted a counterclaim, defense or dispute and does not have, and does not engage in transactions which may give rise to, any right of setoff against any Contract Receivables (but the portion of the Contract Receivables of such Account Debtor in excess of the amount owed by Borrower to such Account Debtor shall be deemed Eligible Contract Receivables if such Contract Receivables otherwise satisfy the conditions of this Section 1.23);

               (r) there are no facts, events or occurrences which would impair the validity, enforceability or collectability of such Contract Receivables or reduce the amount payable or delay payment thereunder, except for possible deductions therefrom pursuant to
Section 1.48(b) hereof reported to Lender by Borrower;

               (s) such Contract Receivables are subject to the first priority, valid and perfected security interest of Lender and any goods giving rise thereto are not, and were not at the time of the sale thereof, subject to any liens except those permitted in this Agreement;

               (t) except as otherwise agreed in writing by Lender, neither the Account Debtor nor any officer or employee of the Account Debtor (other than Robert Conover to the extent he is both an officer of Borrower and an officer of Bally Entertainment Corporation) with respect to such Contract Receivables is an officer, employee or agent or other Affiliate of Borrower;

               (u) the Account Debtors with respect to such Contract Receivables are not Canada, any Province of Canada, any other foreign government, the United States of America, any State, or any political subdivision, department, agency or instrumentality of any of the foregoing, or located on North American Indian lands, except (i) if the Account Debtor is the United States of America, or any State, political subdivision, department, agency or instrumentality thereof, at any time promptly upon Lender's request, Borrower shall comply in all respects with the United States Assignment of Claims Act of 1940, as amended, or any similar State or local law, if applicable, in a manner satisfactory to Lender (and if Borrower so complies and such Contract Receivables otherwise satisfy the conditions of this Section 1.23, such Contract Receivables shall be Eligible Contract Receivables), and (ii) if the Account Debtor is Canada or any Province thereof, at any time promptly upon Lender's request, Borrower shall comply in all respects with the Federal Administration Act (Canada), as amended, or any similar Provincial or local law, if applicable, in a manner satisfactory to Lender (and if Borrower so complies and such Contract Receivables otherwise satisfy the conditions of this Section 1.23, such Contract Receivables shall be Eligible Contract Receivables) and (iii) if the Account Debtor is located on North American Indian lands, Lender shall have received evidence, in form and substance reasonably satisfactory to Lender, that such Account Debtor has waived any claim of sovereign immunity, which waiver shall be unconditionally valid and enforceable by Lender against such Account Debtor under all applicable laws and Lender shall have received evidence, in form and substance satisfactory to Lender, that Lender has a valid and enforceable first priority perfected security interest in the Accounts owing by such Account Debtor and Lender may collect and otherwise realize thereon in the same manner as any other Eligible Account (and, if Lender shall have received such evidence with respect to the waiver of sovereign immunity and that Lender has such first priority interest and such other rights, and such Contract Receivables otherwise satisfy the conditions of this Section 1.23, such Contract Receivables shall be shall be Eligible Contract Receivables);

               (v) such Contract Receivables of a single Account Debtor and its Affiliates (known to Borrower to be Affiliates) do not constitute more than twenty (20%) percent of all otherwise Eligible Accounts and Eligible Contract Receivables (but the portion of the Contract Receivables not in excess of such percentage shall be deemed Eligible Contract Receivables if such Contract Receivables otherwise satisfy the conditions of this Section 1.23);

               (w) such Contract Receivables are not owed by an Account Debtor who is in default under any other Installment Sales Contract other than a payment default to the extent described in Section 1.23(d) or who has Accounts unpaid more than sixty (60) days after the original due date of the original invoice for them which constitute more than fifty (50%) percent of the total Accounts of such Account Debtor;

               (x) procedures for evaluating the creditworthiness of the Account Debtor, as from time to time established by Borrower (and at all times reasonably acceptable to Lender in its good faith judgment), have been diligently and properly completed as to the Contract Receivables, and the Account Debtors with respect to such Contract Receivables are eligible for credit in the amount and on the terms set forth in the Installment Sales Contract with respect to such Contract Receivables pursuant to the criteria from time to time established by Borrower (and at all times reasonably acceptable to Lender in its good faith judgment); and

               (y) such Contract Receivables are owed by Account Debtors whose total indebtedness to Borrower does not exceed the credit limit with respect to such Account Debtors as determined by Borrower (and at all times acceptable to Lender in its good faith judgment) from time to time (but the portion of the Contract Receivables not in excess of such credit limit shall be deemed Eligible Contract Receivables and such Contract Receivables if such Contract Receivables otherwise satisfy the conditions of this Section 1.23).

General criteria for Eligible Contract Receivables may be established and revised from time to time by Lender in good faith. Any Contract Receivables which are not Eligible Contract Receivables shall nevertheless be part of the Collateral.

         1.24 "Eligible Inventory" shall mean Inventory consisting of finished goods held for resale in the ordinary course of the business of Borrower or Inventory owned by any wholly-owned Subsidiary of Borrower incorporated in Canada, raw materials and spare parts for such finished goods and Trial Inventory sold in the ordinary course of business of Borrower, in each case which is acceptable to Lender based on the criteria set forth below. In general, Eligible Inventory shall not include (a) work-in-process; (b) spare parts for equipment (but not spare parts for Inventory); (c) packaging and shipping materials; (d) supplies used or consumed in Borrower's or such Subsidiary's business (other than raw materials); (e) Inventory (other than Trial Inventory) at premises other than those owned and controlled by Borrower or such Subsidiary, except if Lender shall have received an agreement in writing from the person in possession of such Inventory and/or the owner or operator of such premises in form and substance satisfactory to Lender acknowledging Lender's first priority security interest in the Inventory, waiving security interests and claims by such person against the Inventory and permitting Lender access to, and the right to remain on, the premises so as to exercise Lender's rights and remedies and otherwise deal with the Collateral; (f) Inventory subject to a security interest or lien in favor of any person other than Lender except those permitted in this Agreement or the other Financing Agreements; (g) goods purchased by Borrower or such Subsidiary on a bill and hold basis which are not in the possession or control of Borrower or such Subsidiary (as the case may be); (h) unserviceable, obsolete or slow moving Inventory; (i) used Inventory;
(j) Inventory which is not subject to the first priority, valid and perfected security interest of Lender; (k) returned, damaged and/or defective Inventory;
(l) Inventory purchased or sold on consignment (other than Trial Inventory); (m) Trial Inventory which is located outside the State of Nevada; (n) Inventory located outside the continental United States of America or Canada, provided, that, if the Inventory is owned by Borrower or a wholly-owned Subsidiary of Borrower incorporated in Canada, promptly upon Lender's request, Borrower shall cause such Subsidiary to execute and deliver such agreements, documents and instruments as may reasonably be required by Lender to perfect the security interests of Lender in the Inventory of such Subsidiary in accordance with the applicable laws of the Province of Canada in which such Inventory is located and take or cause to be taken such other and further actions as Lender may reasonably request to enable Lender as secured party with respect thereto to realize upon such Inventory under the applicable laws of Canada; (o) Trial Inventory which has not been finally and unconditionally accepted by the Account Debtor more than one hundred twenty (120) days after the date of the delivery thereof to such Account Debtor; (p) Trial Inventory for which Lender has not received an acknowledgment and agreement by the Account Debtor which includes the provisions set forth on Schedule 1.24, and which provisions may be included in the sales and security agreements of Borrower with such Account Debtor in a manner satisfactory to Lender (provided, that, such acknowledgment and agreement shall not be required for Trial Inventory in the possession of any Account Debtor as of the date hereof); and (q) Trial Inventory which has not been sold in a manner consistent with the current practices of Borrower as of the date hereof as determined by Lender. General criteria for Eligible Inventory may be established and revised from time to time by Lender in good faith. Any Inventory which is not Eligible Inventory shall nevertheless be part of the Collateral.

         1.25 "Environmental Laws" shall mean all Federal, State, Provincial, district, local and foreign laws, rules, regulations, ordinances, and consent decrees relating to Hazardous Materials and environmental matters, as now or at any time hereafter in effect, applicable to Borrower's business and facilities (whether or not owned by it), including laws relating to emissions, discharges, releases or threatened releases of Hazardous Materials into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata).

         1.26 "Equipment" shall mean all of Borrower's now owned and hereafter acquired equipment, machinery, computers and computer hardware and software (whether owned or licensed), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

         1.27 "ERISA" shall mean the United States Employee Retirement Income Security Act of 1974, as the same now exists or may hereafter from time to time be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

         1.28 "ERISA Affiliate" shall mean any person required to be aggregated with Borrower or any of its Subsidiaries under Sections 414(b), 414(c), 414(m) or 414(o) of the Code.

         1.29 "Eurodollar Rate" shall mean with respect to the Interest Period for a Eurodollar Rate Loan, the interest rate per annum equal to the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) at which Reference Bank is offered deposits of United States dollars in the London interbank market (or other Eurodollar Rate market selected by Borrower and approved by Lender) on or about 9:00 a.m. (New York time) two (2) Business Days prior to the commencement of such Interest Period in amounts substantially equal to the principal amount of the Eurodollar Rate Loans requested by and available to Borrower in accordance with this Agreement, with a maturity of comparable duration to the Interest Period selected by Borrower.

         1.30 "Eurodollar Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Adjusted Eurodollar Rate in accordance with the terms hereof.

         1.31 "Event of Default" shall mean the occurrence or existence of any event or condition described in Section 10.1 hereof.

         1.32 "Excess Availability" shall mean the amount, as determined by Lender, calculated at any time, equal to: (a) the lesser of (i) the amount of the Loans available to Borrower as of such time based on the applicable lending formulas specified in, or determined pursuant to, Section 2.1 hereof multiplied by the Net Amount of Eligible Accounts, the Net Amount of Eligible Contract Receivables, and the Value of Eligible Inventory, as calculated by Lender in good faith, and subject to the sublimits and Availability Reserves from time to time established by Lender hereunder (other than Availability Reserves established with respect to Letter of Credit Accommodations pursuant to Section
2.2 hereof) and (ii) the Maximum Credit, minus (b) the amount of all then outstanding and unpaid Obligations (including, without limitation, all Loans and Letter of Credit Accommodations).

         1.33 "Financing Agreements" shall mean, collectively, this Agreement and all notes, guarantees, security agreements and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by Borrower or any Obligor in connection with this Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.34 "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board which are applicable to the circumstances as of the date of determination consistently applied, except that, for purposes of Section 9.14 hereof, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the audited financial statements of Alliance delivered to Lender prior to the date hereof.

         1.35 "Gaming Authority" shall mean any Governmental Authority which regulates gaming in a jurisdiction in which Borrower or any of its Subsidiaries conducts gaming activities or activities related to the design, manufacture or distribution of gaming machines, equipment or systems, including, without limitation, the Nevada Gaming Commission, the Nevada State Gaming Control Board and the New Jersey Casino Control Commission and any agency or commission with the same or similar authority or purpose.

         1.36 "Gaming Licenses" shall mean any material license, material franchise, or other material authorization required to own, lease, operate or otherwise conduct or manage riverboat, dockside or land-based gaming (including any applicable liquor licenses) or to design, manufacture or distribute gaming machines, equipment or systems in any state or jurisdiction where Borrower or any of its Subsidiaries conduct such business.

         1.37 "Governmental Authority" shall mean the United States of America, any State of the United States of America, Canada, any Province of Canada, any other foreign government, or a district county or municipality or other political subdivision, or any body, department, authority, agency, public corporation or instrumentality, of any of the foregoing, including, without limitation, any Gaming Authority.

         1.38 "Hazardous Materials" shall mean any hazardous substances, materials and wastes, including, without limitation, hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde foam insulation, radioactive materials, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including, without limitation, materials which include hazardous constituents) and/or any other similar substances, materials or wastes and including any other substances, materials or wastes that are or become regulated as hazardous (including, without limitation, materials which include hazardous constituents) under any Environmental Law.

         1.39 "Indebtedness" shall mean, as to any Person, without duplication,
(a) all liabilities and obligations, contingent and otherwise, of any such Person (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures or similar instruments,
(iii) representing the balance deferred and unpaid of the purchase price of any property or services, except those incurred in the ordinary course of its business that would and continue to constitute ordinarily a trade payable to trade creditors, (iv) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (v) for the payment of money relating to any Capital Lease Obligation, or (vi) evidenced by a letter of credit for a reimbursement obligation of such Person with respect to any letter of credit;
(b) all net obligations of such Person under interest swap and hedging obligations; (c) all liabilities and obligations of others of the kind described in the preceding clause (a) or (b) that such Person has guaranteed or that is otherwise its legal liability or which are secured by any assets or property of such Person and all obligations to purchase, redeem or acquire any Capital Stock; (d) any and all deferrals, renewals, extensions, financings and refundings (whether direct or indirect) of, or amendments, modifications, or supplements to, any liability of the kind described in any of the preceding clauses (a), (b) or (c), or this clause (d), whether or not between or among the same parties; and (e) all Disqualified Capital Stock of such Person (valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends). For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of the Senior
Note Indenture as in effect on the date hereof and the term "Disqualified Capital Stock" shall have the meaning given to it in the Senior Note Indenture as in effect on the date hereof.

         1.40 "Information Certificate" shall mean the Information Certificate of Borrower constituting

Exhibit B hereto containing material information with respect to Borrower, its business and assets provided by or on behalf of Borrower to Lender in connection with the preparation of this Agreement and the other Financing Agreements and the financing arrangements provided for herein.

         1.41 "Installment Sales Contract" shall mean any and all chattel paper evidencing the obligations of an Account Debtor or other obligor to Borrower arising out of the sale of Inventory on an installment basis; provided, that, if the period of all such installments is ninety (90) days or less from the date of delivery of such goods to such Account Debtor, then such obligations shall be deemed Accounts.

         1.42 "Interest Period" shall mean for any Eurodollar Rate Loan, a period of approximately one (1), two (2), or three (3) months duration as Borrower may elect, the exact duration to be determined in accordance with the customary practice in the applicable Eurodollar Rate market; provided, that, Borrower may not elect an Interest Period which will end after the last day of the then-current term of this Agreement.

         1.43 "Interest Rate" shall mean, as to Prime Rate Loans, a rate of one (1%) percent per annum in excess of the Prime Rate and, as to Eurodollar Rate Loans, a rate two and three-quarters (2 3/4%) percent per annum in excess of the Adjusted Eurodollar Rate (based on the Eurodollar Rate applicable for the Interest Period selected by Borrower as in effect three (3) Business Days after the date of receipt by Lender of the request of Borrower for such Eurodollar Rate Loans in accordance with the terms hereof, whether such rate is higher or lower than any rate previously quoted to Borrower); provided, that, the Interest Rate shall mean the rate of three (3%) percent per annum in excess of the Prime Rate as to Prime Rate Loans and the rate of four and three-quarters (4 3/4%) percent per annum in excess of the Adjusted Eurodollar Rate as to Eurodollar Rate Loans, at Lender's option, without notice, (a) for the period on and after the date of termination or non-renewal hereof and until such time as all Obligations are indefeasibly paid in full (notwithstanding entry of any judgment against Borrower), or for the period on and after the date of the occurrence of any Event of Default (other than an Event of Default pursuant to Section 10.1(a)(ii) arising pursuant to the failure of Borrower to comply with Sections 9.3, 9.4, 9.13 and 9.15 hereof, and other than an Event of Default pursuant to Sections 10.1(c), 10.1(h) or 10.1(i) hereof) and for so long as such Event of Default is continuing; and (b) on the Loans at any time outstanding in excess of the amounts available to Borrower under Section 2 (whether or not such excess(es), arise or are made with or without Lender's knowledge or consent and whether made before or after an Event of Default).

         1.44 "Inventory" shall mean all now owned and hereafter existing or acquired raw materials, spare parts, work in process, finished goods and all other inventory of whatsoever kind or nature (including, without limitation, Trial Inventory) of Borrower or any wholly-owned Subsidiary of Borrower incorporated in Canada, wherever located.

         1.45 "Letter of Credit Accommodations" shall mean the letters of credit, merchandise purchase or other guaranties which are from time to time either (a) issued or opened by Lender for the account of Borrower or (b) with respect to which Lender has agreed to indemnify the issuer or guaranteed to the issuer the performance by Borrower of its obligations to such issuer.

         1.46 "Loans" shall mean the loans now or hereafter made by Lender to or for the benefit of Borrower on a revolving basis (involving advances, repayments and readvances) as set forth in Section 2.1 hereof.

         1.47 "Maximum Credit" shall mean at any time and from time to time the amount equal to the lesser of: (a) $30,000,000 or (b) the amount equal to (i) $40,000,000 minus (ii) the Indebtedness of Bally Wulff and their Subsidiaries outstanding at such time under one or more working capital facilities provided to Bally Wulff and their Subsidiaries minus (iii) any Indebtedness of Alliance, Borrower, Bally Wulff or any of their respective Subsidiaries consisting of the outstanding balance of off-balance sheet sales or financing of accounts receivable incurred after June 18, 1996.

         1.48 "Net Amount of Eligible Accounts" shall mean the gross amount of Eligible Accounts less returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed with respect thereto.

         1.49 "Net Amount of Eligible Contract Receivables" shall mean the aggregate amount of all regularly scheduled payments of principal due under the terms of the Installment Sales Contract giving rise to such Eligible Contract Receivables, exclusive of any interest, fees, late charges, penalties, collection fees and other amounts at any time due or to become due or otherwise payable in connection with such Eligible Contract Receivables.

         1.50 "Obligations" shall mean any and all Loans, Letter of Credit Accommodations and all other obligations, liabilities and indebtedness of every kind, nature and description owing by Borrower to Lender and/or its affiliates, whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Lender, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, evidenced by or arising under or in connection with this Agreement or any of the other Financing Agreements of Borrower with, to or in favor of Lender, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to Borrower under the United States Bankruptcy Code or any similar statute (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the commencement of such case).

         1.51 "Obligor" shall mean any guarantor, endorser, acceptor, surety or other person now or hereafter liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations, other than Borrower.

         1.52 "Parent" shall mean Bally Gaming International, Inc., a Delaware corporation, and its successors and assigns.

         1.53 "Payment Account" shall have the meaning set forth in Section 6.3 hereof.

         1.54  "Permits" shall have the meaning set forth in Section 8.7 hereof.

         1.55 "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation (including, without limitation, any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

         1.56 "PPSA" shall mean the Personal Property Security Act as in effect in the applicable Province of Canada, as the same now exists or may from time to time be amended, modified, recodified or supplemented.

         1.57 "Prime Rate" shall mean the rate from time to time publicly announced by CoreStates Bank, N.A., or its successors, at its office in Philadelphia, Pennsylvania, as its prime rate, whether or not such announced rate is the best rate available at such bank.

         1.58 "Prime Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Prime Rate in accordance with the terms thereof.

         1.59 "Progress Billings" shall mean invoices rendered by Borrower to any Account Debtor for goods which have not been completed and remain in the possession or under the control of Borrower.

         1.60 "Qualified Debt Offering" shall mean any bona fide, firm commitment, underwritten offering to the public by Alliance of its Indebtedness or any private placement by Alliance of its Indebtedness or any bank financing obtained by Alliance, in each case evidenced by notes, bonds, debentures or similar debt instruments, pursuant to an effective registration statement under the Securities Act, as then in effect, or any comparable statement under any similar federal statute then in force in the case of any offering to the public or pursuant to an applicable exemption under the Securities Act or any similar federal statute then in force in the case of any private placement or bank financing.

         1.61 "Receivables" shall mean: (a) all Accounts; (b) all Contract Receivables; (c) all amounts at any time payable to Borrower in respect of the sale by Borrower of any Account or Contract Receivable and Installment Sales Contract; (d) all interest, fees, late charges, penalties, collection fees and other amounts due or to become due or otherwise payable in connection with any Account or Contract Receivable and Installment Sales Contract; (e) all letters of credit, indemnities, guarantees, security or other deposits and proceeds thereof issued payable to Borrower or otherwise in favor of or delivered to Borrower in connection with any Account or Contract Receivable and/or Installment Sales Contract; (f) all other contract rights, chattel paper, instruments, notes, general intangibles and other forms of obligations owing to Borrower, whether from the sale and lease of goods or other property, rendition of services or from loans or advances by Borrower to or for the benefit of any third person (excluding loans or advances to any Affiliates or Subsidiaries) or otherwise associated with any Accounts, Contract Receivables, Inventory or general intangibles of Borrower.

         1.62 "Records" shall mean all of Borrower's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any Account Debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of Borrower with respect to the foregoing maintained with or by any other person).

         1.63 "Reference Bank" shall mean CoreStates Bank, N.A., or such other bank incorporated in the United States of America or any State thereof having capital and surplus in excess of $1,000,000,000, as Lender may from time to time designate.

         1.64 "Responsible Officer" shall mean any one or more of the following: the President, Chief Financial Officer, Treasurer, Controller or Director of Finance of Borrower.

         1.65 "Securities Act" shall mean the Securities Act of 1933, as the same now exists or may hereafter from time to time be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

         1.66 "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as the same now exists or may hereafter from time to time be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

         1.67 "Senior Note Indenture" shall mean the Indenture, dated as of June 18, 1996, by and among Alliance, as issuer, United States Trust Company, as trustee, Borrower, and the other Affiliates of Alliance who are or may hereafter be signatory parties thereto, as guarantors with respect to the Senior Secured Notes, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.68 "Senior Secured Notes" shall mean, collectively, the 12 7/8% Senior Secured Notes due 2003 issued by Alliance in the aggregate principal amount of $154,000,000, pursuant to the terms of the Senior Note Indenture, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.69 "Subsidiary" shall mean, with respect to any person, (a) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such person or by such person and one or more Subsidiaries of such person or by one or more Subsidiaries of such person, (b) any other person (other than a corporation) in which such person, one or more Subsidiaries of such person, or such person and one or more Subsidiaries of such person, directly or indirectly, at the date of determination thereof, has at least a majority ownership interest, or (c) a partnership in which such person or a Subsidiary of such person is, at the time, a general partner and in which such person, directly or indirectly, at the date of determination thereof has at least a majority ownership interest.

         1.70 "Systems Division" shall mean the division of Borrower which designs, assembles, licenses and sells computerized monitoring systems including both hardware and software for slot and video gaming machines which provide casino operators with data relating to a machine's accounting, security and maintenance functions and which division provides software and hardware support services, including maintenance, repair and training for its monitoring systems.

         1.71 "Total Availability" shall mean the amount, as determined by Lender, calculated at any time, equal to the Loans available to Borrower as of such time based on the applicable lending formulas specified in, or determined pursuant to, Section 2.1 hereof multiplied by the Net Amount of Eligible Accounts, the Net Amount of Eligible Contract Receivables and the Value of Eligible Inventory, as calculated by Lender in good faith (without regard for any outstanding Loans or Letter of Credit Accommodations as of such date).

         1.72 "Trial Inventory" shall mean Inventory consisting of finished goods sold by Borrower to an Account Debtor on a sale on approval basis (as such term is used in the UCC), which Inventory has been delivered to, and is in the possession of, the Account Debtor for its own use and is being so used by the Account Debtor, but has not been accepted by the Account Debtor, such that the Inventory may be returned by the Account Debtor even though it conforms to the order by the Account Debtor.

         1.73 "U.S. Dollar Equivalent" shall mean the number of U.S. Dollars which Lender can purchase with the amount of available currency, including, without limitation, Canadian Dollars, at any time or from time to time in order to perform any provision of this Agreement or the other Financing Agreements, provided, that, such determination shall be at the buying rate of exchange available to Lender on such date, at such time, at any branch in New York, New York, or Philadelphia, Pennsylvania of any bank chartered incorporated or qualified to do banking business under the laws of the United States of America, the State of New York, the State of California or the Commonwealth of Pennsylvania, as may be selected by Lender, in its discretion. In determining the Net Amount of Eligible Accounts or Eligible Contract Receivables, any such Receivables payable in Canadian Dollars or any currency other than U.S. Dollars shall be converted to their U.S. Dollar Equivalent.

         1.74 "U.S. Dollars" shall mean legal tender according to the laws of the United States of America.

         1.75 "Value" shall mean, as determined by Lender in good faith, with respect to Inventory, the lower of (a) cost computed on a first-in-first-out basis in accordance with GAAP or (b) market value.

SECTION 2.     CREDIT FACILITIES

         2.1   Loans

               (a) Subject to and upon the terms and conditions contained herein, Lender agrees to make Loans to Borrower from time to time in amounts requested by Borrower up to the amount equal to the sum of:

                     (i) eighty-five (85%) percent of the Net Amount of Eligible Accounts, plus

                     (ii) eighty-five (85%) percent of the Net Amount of Eligible Contract Receivables, plus

                     (iii) fifty (50%) percent of the Value of Eligible
                           Inventory consisting of finished goods, plus

                     (iv) forty (40%) percent of the Value of Eligible Inventory consisting of Trial Inventory, plus

                     (v) forty (40%) percent of the Value of Eligible Inventory consisting of spare parts and raw materials, minus

                     (vi)  any Availability Reserves.

               (b) Lender may, in its discretion, from time to time, upon not less than five (5) days prior notice to Borrower, (i) reduce the lending formula with respect to Eligible Accounts or Eligible Contract Receivables to the extent that Lender determines in good faith that: (A) the dilution with respect to the Receivables for any period (based on the ratio of (1) the aggregate amount of reductions in Receivables other than as a result of payments in cash to (2) the aggregate amount of total sales) has increased or may be reasonably anticipated to increase above historical levels, or (B) the general creditworthiness of Account Debtors has declined measured by a demonstrated decline in payment experience of Account Debtors taken as a whole (based upon aging and write-off experience of Receivables) or (ii) reduce the lending formula(s) with respect to Eligible Inventory to the extent that Lender determines that: (A) the number of days of the turnover of the Inventory for any period has changed or (B) the liquidation value of the Eligible Inventory, or any category thereof, has decreased, based upon an event, condition or circumstance arising after the date hereof (or of which Lender is not aware) which adversely affects or has a reasonable likelihood of adversely affecting the Inventory in the good faith determination of Lender or (C) the nature and quality of the Inventory has deteriorated. The amount of any reduction in the lending formula by Lender pursuant to this Section 2.1(b) shall have a proportional relationship to the matter described herein which is the basis for such reduction in the good faith determination of Lender. In determining whether to reduce the lending formula(s), Lender may consider events, conditions, contingencies or risks which are also considered in determining Eligible Accounts, Eligible Contract Receivables, Eligible Inventory or in establishing Availability Reserves.

               (c) Except in Lender's discretion, notwithstanding anything to the contrary contained herein, (i) the aggregate amount of the Loans and the Letter of Credit Accommodations outstanding at any time shall not exceed the Maximum Credit, (ii) the aggregate amount of the Loans based on Eligible Inventory outstanding at any time shall not exceed $12,000,000 and (iii) the aggregate amount of the Loans based on Eligible Inventory consisting of raw materials and spare parts outstanding at any time shall not exceed $3,000,000. In the event that the outstanding amount of any component of the Loans, or the aggregate amount of the outstanding Loans and Letter of Credit Accommodations, exceed the amounts available under the lending formulas specified in, or determined pursuant to, Section 2.1 hereof, the sublimits set forth herein, the sublimit for Letter of Credit Accommodations set forth in
Section 2.2(d) or the Maximum Credit, as applicable, such event shall not limit, waive or otherwise affect any rights of Lender in that circumstance or on any future occasions and Borrower shall, upon demand by Lender, which may be made at any time or from time to time, immediately repay to Lender the entire amount of any such excess(es) for which payment is demanded.

         2.2   Letter of Credit Accommodations

               (a) Subject to and upon the terms and conditions contained herein, at the request of Borrower, Lender agrees to provide or arrange for Letter of Credit Accommodations for the account of Borrower containing terms and conditions acceptable to Lender and the issuer thereof. Any payments made by Lender to any issuer thereof and/or related parties in connection with the Letter of Credit Accommodations shall constitute additional Loans to Borrower pursuant to this Section 2.

               (b) In addition to any charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations, Borrower shall pay to Lender a letter of credit fee at a rate equal to one and one-half (1 1/2%) percent per annum on the daily outstanding balance of the Letter of Credit Accommodations for the immediately preceding month (or part thereof), payable in arrears as of the first day of each succeeding month, except that Borrower shall pay to Lender such letter of credit fee, at Lender's option, without notice, at a rate equal to three and one-half (3 1/2%) percent per annum on such daily outstanding balance for: (i) the period from and after the date of termination or non-renewal hereof until Lender has received full and final payment of all Obligations (notwithstanding entry of a judgment against Borrower) and (ii) the period from and after the date of the occurrence of an Event of Default (other than an Event of Default pursuant to Section 10.1(a)(ii) pursuant to the failure of Borrower to comply with Sections 9.3, 9.4, 9.13 or
9.15 hereof and other than an Event of Default pursuant to Sections 10.1(c), 10.1(h) or 10.1(i) hereof) for so long as such Event of Default is continuing. Such letter of credit fee shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed and the obligation of Borrower to pay such fee shall survive the termination or non-renewal of this Agreement.

               (c) No Letter of Credit Accommodations shall be available unless on the date of the proposed issuance of any Letter of Credit Accommodations, the Loans available to Borrower (subject to the Maximum Credit and any Availability Reserves) are equal to or greater than one hundred (100%) percent of the face amount thereof and all other commitments and obligations made or incurred by Lender with respect thereto. Effective on the issuance of each Letter of Credit Accommodation, an Availability Reserve shall be established in such amount.

               (d) Except in Lender's discretion, the amount of all outstanding Letter of Credit Accommodations and all other commitments and obligations made or incurred by Lender in connection therewith shall not at any time exceed $5,000,000. At any time an Event of Default exists or has occurred and is continuing, upon Lender's request, Borrower will either furnish cash collateral to secure the reimbursement obligations to the issuer in connection with any Letter of Credit Accommodations or furnish cash collateral to Lender for the Letter of Credit Accommodations, and in either case, the Loans otherwise available to Borrower shall not be reduced as provided in Section 2.2(c) to the extent of such cash collateral.

               (e) Borrower shall indemnify and hold Lender harmless from and against any and all losses, claims, damages, liabilities, costs and expenses which Lender may suffer or incur in connection with any Letter of Credit Accommodations and any documents, drafts or acceptances relating thereto, including, but not limited to, any losses, claims, damages, liabilities, costs and expenses due to any action taken by any issuer or correspondent with respect to any Letter of Credit Accommodation. Borrower assumes all risks with respect to the acts or omissions of the drawer under or beneficiary of any Letter of Credit Accommodation. Borrower assumes all risks for, and agrees to pay, all foreign, Federal, State, Provincial and local taxes, duties and levies relating to any goods subject to any Letter of Credit Accommodations or any documents, drafts or acceptances thereunder. Borrower hereby releases and holds Lender harmless from and against any acts, waivers, errors, delays or omissions, whether caused by Borrower, by any issuer or correspondent or otherwise with respect to or relating to any Letter of Credit Accommodation. The provisions of this Section 2.2(e) shall survive the payment of Obligations and the termination or non-renewal of this Agreement.

               (f) Nothing contained herein shall be deemed or construed to grant Borrower any right or authority to pledge the credit of Lender in any manner. Lender shall have no liability of any kind with respect to any Letter of Credit Accommodation provided by an issuer other than Lender unless Lender has duly executed and delivered to such issuer the application or a guarantee or indemnification in writing with respect to such Letter of Credit Accommodation. Borrower shall be bound by any interpretation made by Lender, or any other issuer or correspondent under or in connection with any Letter of Credit Accommodation or any documents, drafts or acceptances thereunder, so long as such interpretation is made in good faith and not as the result of the gross negligence or wilful misconduct of Lender (as determined pursuant to a final, non-appealable order of a court of competent jurisdiction), notwithstanding that such interpretation may be inconsistent with any instructions of Borrower. Lender shall have the sole and exclusive right and authority to, and Borrower shall not: (i) at any time an Event of Default exists or has occurred and is continuing, (A) approve or resolve any questions of non-compliance of documents,
(B) give any instructions as to acceptance or rejection of any documents or goods or (C) execute any and all applications for steamship or airway guaranties, indemnities or delivery orders, and (ii) at all times, (A) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents, and (B) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letter of Credit Accommodations, or documents, drafts or acceptances thereunder. Lender may take such actions either in its own name or in Borrower's name.

               (g) Any rights, remedies, duties or obligations granted or undertaken by Lender to any issuer or correspondent in any application for any Letter of Credit Accommodation requested by Borrower, or any other agreement by Lender in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been granted or undertaken by Borrower to Lender so long as such rights, remedies, duties or obligations are customary for the issuer of the Letter of Credit Accommodations under such circumstances and not inconsistent with the other provisions of this Agreement.

         2.3. Availability Reserves. All Loans otherwise available to Borrower pursuant to the lending formulas and subject to the Maximum Credit and other applicable limits hereunder shall be subject to Lender's continuing right to establish and revise Availability Reserves. Without limiting any other rights or remedies of Lender under this Agreement or any of the other Financing Agreements with respect to the establishment of Availability Reserves or otherwise, Lender may establish and revise Availability Reserves to reflect liabilities of Borrower which receive the benefit of a trust under applicable law or a security interest, lien or charge ranking or capable of ranking senior to or pari passu with security interests, liens or charges securing the Obligations on any of the Collateral or other property which is security for the Obligations under Federal, State, Provincial, or local law, including, but not limited to, claims for unremitted and/or accelerated rents, taxes, wages, employee withholdings or deductions and vacation pay, workers' compensation obligations, government royalties or pension fund obligations, together with the aggregate value, determined in accordance with GAAP, of all Eligible Inventory which Lender considers may be or may become subject to a right of a supplier to recover possession thereof under any Federal or Provincial law, where such supplier's right may have priority over the security interests, liens or charges securing the Obligations, including, without limitation, Eligible Inventory subject to a right of a supplier to repossess goods pursuant to Section 81.1 of the Insolvency Act (Canada).

SECTION 3.     INTEREST AND FEES

         3.1   Interest

               (a) Borrower shall pay to Lender interest on the outstanding principal amount of the Loans at the Interest Rate. All interest accruing hereunder on and after the date of any Event of Default or termination or non-renewal hereof shall be payable on demand.

               (b) Borrower may from time to time request that Prime Rate Loans be converted to Eurodollar Rate Loans or that any existing Eurodollar Rate Loans continue for an additional Interest Period. Such request from Borrower shall specify the amount of the Prime Rate Loans which will constitute Eurodollar Rate Loans (subject to the limits set forth below) and the Interest Period to be applicable to such Eurodollar Rate Loans. Subject to the terms and conditions contained herein, three (3) Business Days after receipt by Lender of such a request from Borrower, such Prime Rate Loans shall be converted to Eurodollar Rate Loans or such Eurodollar Rate Loans shall continue, as the case may be, provided, that, as of such date each of the following conditions is satisfied as determined by Lender: (i) no Event of Default, or event which with notice or passage of time or both would constitute an Event of Default, exists or has occurred and is continuing, (ii) no party hereto shall have sent any notice of termination or non-renewal of this Agreement, (iii) Borrower shall have complied with such customary procedures as are established by Lender and specified by Lender to Borrower from time to time for requests by Borrower for Eurodollar Rate Loans, (iv) no more than four (4) Interest Periods may be in effect at any one time, (v) the aggregate amount of the Eurodollar Rate Loans must be in an amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof, (vi) the maximum amount of the Eurodollar Rate Loans at any time requested by Borrower shall not exceed the amount equal to eighty (80%) percent of the lowest principal amount of the Loans and the Letter of Credit Accommodations which it is anticipated will be outstanding during the applicable Interest Period, in each case as determined by Borrower (and approved by Lender) and (vii) Lender shall have determined that the Interest Period or Adjusted Eurodollar Rate is available to Lender through the Reference Bank and can be readily determined as of the date of the request for such Eurodollar Rate Loan by Borrower. Any request by Borrower to convert Prime Rate Loans to Eurodollar Rate Loans or to continue any existing Eurodollar Rate Loans shall be irrevocable. Notwithstanding anything to the contrary contained herein, Lender and Reference Bank shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable Eurodollar Rate market to fund any Eurodollar Rate Loans, but the provisions hereof shall be deemed to apply as if Lender and Reference Bank had purchased such deposits to fund the Eurodollar Rate Loans.

               (c) Any Eurodollar Rate Loans shall automatically convert to Prime Rate Loans upon the last day of the applicable Interest Period, unless Lender has received and approved a request to continue such Eurodollar Rate Loan at least three (3) Business Days prior to such last day in accordance with the terms hereof. Any Eurodollar Rate Loans shall, at Lender's option, upon notice by Lender to Borrower, convert to Prime Rate Loans in the event that (i) an Event of Default shall exist and upon acceleration of the Obligations, or (ii) this Agreement shall terminate or not be renewed. Borrower shall pay to Lender, upon demand by Lender (or Lender may, at its option, charge any loan account of Borrower) any amounts required to compensate Lender, the Reference Bank or any participant with Lender for any loss, cost or expense incurred by such person, as a result of the conversion of Eurodollar Rate Loans to Prime Rate Loans pursuant to any of the foregoing. Concurrently with any such demand, a certificate of Lender setting forth in reasonable detail the basis for the determination of such amount necessary to compensate Lender, the Reference Bank or any participant as provided in this Section 3.1(c) shall be delivered to Borrower and shall be conclusive, absent manifest error.

               (d) Interest shall be payable by Borrower to Lender monthly in arrears not later than the first day of each calendar month and shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. The interest rate on the principal amount of the Loans (other than Eurodollar Rate Loans) shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the first day of the month after any change in such Prime Rate is announced based on the Prime Rate in effect on the last day of the month in which any such change occurs. In no event shall charges constituting interest payable by Borrower to Lender exceed the maximum amount or the rate permitted under any applicable law or regulation, and if any such part or provision of this Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto.

         3.2 Closing Fee. Borrower shall pay to Lender as a closing fee the amount of $225,000, which shall be fully earned as of and payable on the date hereof.

         3.3 Servicing Fee. Borrower shall pay to Lender monthly a servicing fee in an amount equal to $3,000 in respect of Lender's services for each month (or part thereof) while this Agreement remains in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be fully earned as of and payable in advance on the date hereof and on the first day of each month hereafter.

         3.4 Unused Line Fee. Borrower shall pay to Lender monthly an unused line fee at a rate equal to one-quarter of one (1/4%) percent per annum calculated upon the amount by which $30,000,000 exceeds the average daily principal balance of the outstanding Loans and Letter of Credit Accommodations during the immediately preceding month (or part thereof) while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be payable on the first day of each month in arrears.

         3.5   Changes in Laws and Increased Costs of Loans

               (a) Notwithstanding anything to the contrary contained herein, all Eurodollar Rate Loans shall, upon notice by Lender to Borrower, convert to Prime Rate Loans at the end of the applicable Interest Period in the event that
(i) any change in applicable law or regulation (or the interpretation or administration thereof) shall either (A) result in the increase in the costs to Lender, Reference Bank or any participant of making or maintaining any Eurodollar Rate Loans by an amount deemed by Lender to be material or (B) reduce the amounts received or receivable by Lender in respect thereof, by an amount deemed by Lender to be material or (ii) the cost to Lender, Reference Bank or any participant of making or maintaining any Eurodollar Rate Loans shall otherwise increase by an amount deemed by Lender to be material. Notwithstanding anything to the contrary contained herein, all Eurodollar Rate Loans shall, upon notice by Lender to Borrower, convert to Prime Rate Loans in the event that any change in applicable law or regulation (or the interpretation or administration thereof) make it unlawful for Lender, Reference Bank or any participant to make or maintain Eurodollar Rate Loans or to comply with the terms hereof in connection with the Eurodollar Rate Loans. Borrower shall pay to Lender, upon demand by Lender (or Lender may, at its option, charge any loan account of Borrower) any amounts required to compensate Lender, for any loss, cost or expense incurred by such person as a result of the foregoing, including, without limitation, any such loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such person to make or maintain the Eurodollar Rate Loans or any portion thereof. A certificate of Lender setting forth the basis for the determination of such amount necessary to compensate Lender as aforesaid shall be delivered to Borrower and shall be conclusive, absent manifest error.

               (b) If any payments or prepayments in respect of the Eurodollar Rate Loans are received by Lender other than on the last day of the applicable Interest Period (whether pursuant to acceleration, upon maturity or otherwise), including any payments pursuant to the application of collections under Section
6.3 hereof or any other payments made with the proceeds of Collateral, to the extent the application of such payments or prepayments if applied to the Eurodollar Rate Loan then outstanding would cause the amount of Loans outstanding to be less than the amount of the Eurodollar Rate Loans, so long as no Event of

Default exists or has occurred and is continuing, Lender shall hold such amounts as cash collateral to secure all of the Obligations on terms and conditions determined by Lender (until Borrower shall request that such amounts be applied to the Obligations or such amounts shall otherwise be applied to the Obligations in accordance with the terms hereof). So long as no Event of Default shall exist or have occurred and be continuing, Borrower shall receive a credit to its loan account maintained by Lender on the funds held by Lender pursuant to this
Section 3.5(b) at a rate equal to three and one-half (3 1/2%) percent per annum less than the Prime Rate. Such credit shall be applied to the loan account of Borrower as of the first day of each month. Without limiting any other rights of Lender, on the last day of the Interest Period applicable to any Eurodollar Rate Loans, Lender may then apply the cash collateral to the repayment of such Eurodollar Rate Loans. Borrower shall pay to Lender upon demand by Lender (or Lender may, at its option, charge any loan account of Borrower) any amounts required to compensate Lender, for any additional loss, cost or expense incurred by such person as a result of such prepayment or payment, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such person to make or maintain such Eurodollar Rate Loans or any portion thereof. A certificate of Lender setting forth the basis for the determination of such amount necessary to compensate Lender as aforesaid shall be delivered to Borrower and shall be conclusive, absent manifest error.

SECTION 4.     CONDITIONS PRECEDENT

         4.1 Conditions Precedent to Initial Loans and Letter of Credit Accommodations. Each of the following is a condition precedent to Lender making the initial Loans and providing the initial Letter of Credit Accommodations hereunder:

               (a) Lender shall have received, in form and substance reasonably satisfactory to Lender, all releases, terminations and such other documents as Lender may request to evidence and effectuate the termination by Marine Midland Bank, N.A. of its financing arrangements with Borrower and the termination and release by it of any interest in and to any assets and properties of Borrower duly authorized, executed and delivered by it, including, but not limited to, UCC termination statements for all UCC financing statements previously filed by it or its predecessors, as secured party and Borrower as debtor;

               (b) Lender shall have received evidence, in form and substance reasonably satisfactory to Lender, that Lender has valid perfected and first priority security interests in and liens upon the Collateral and any other property which is intended to be security for the Obligations or the liability of Borrower in respect thereof, subject only to the security interests and liens permitted herein or in the other Financing Agreements;

               (c) all requisite corporate action and proceedings in connection with this Agreement and the other Financing Agreements shall be reasonably satisfactory in form and substance to Lender, and Lender shall have received all information and copies of all documents, including, without limitation, records of requisite corporate action and proceedings which Lender may have reasonably requested in connection therewith, such documents where requested by Lender or its counsel to be certified by appropriate corporate officers or governmental authorities;

               (d) no material adverse change shall have occurred in the assets, business or prospects of Borrower since the date of Lender's latest field examination;

               (e) Lender shall have completed a field review of the Records and such other information with respect to the Collateral as Lender may require to determine the amount of Loans available to Borrower, the results of which shall be reasonably satisfactory to Lender, not more than three (3) Business Days prior to the date hereof;

               (f) Lender shall have received a Borrowing Base Certificate, as of the last day of the end of the month immediately preceding the date of the making of the initial Loans and providing the initial Letter of Credit Accommodations hereunder, setting forth the Loans available to Borrower as of the date hereof as completed in a manner reasonably satisfactory to Lender and duly authorized, executed and delivered on behalf of Borrower;

               (g) the Excess Availability, as determined by Lender as of the date hereof, shall be in an amount not less than $5,000,000 after giving effect to the initial Loans made or to be made and Letter of Credit Accommodations issued or to be issued in connection with the initial transactions hereunder;

               (h) Lender shall have received, in form and substance reasonably satisfactory to Lender, all consents, waivers, acknowledgments and other agreements from third persons which Lender may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral, or to effectuate the provisions or purposes of this Agreement and the other Financing Agreements, provided, that, the foregoing shall not include any consent, waiver, acknowledgment or other agreement from Bally Entertainment Corporation with respect to the license by Bally Entertainment Corporation to Borrower or its Affiliates of the name "Bally";

               (i) Lender shall have received evidence of insurance and loss payee endorsements required hereunder and under the other Financing Agreements, in form and substance reasonably satisfactory to Lender, and certificates of insurance policies and/or endorsements naming Lender as loss payee;

               (j) Lender shall have received, in form and substance reasonably satisfactory to Lender, such opinion letters of counsel to Borrower with respect to the Financing Agreements and such other matters as Lender may request; and

               (k) the other Financing Agreements and all instruments and documents hereunder and thereunder shall have been duly executed and delivered to Lender, in form and substance reasonably satisfactory to Lender.

         4.2 Each of the following is an additional condition precedent to Lender making Loans and/or providing Letter of Credit Accommodations to Borrower, including the initial Loans and Letter of Credit Accommodations and any future Loans and Letter of Credit Accommodations:

               (a) all representations and warranties contained herein and in the other Financing Agreements shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto (except to the extent that such representations and warranties relate to a specific date, in which event such representations and warranties shall be true and correct in all material respects as of such specific date); and

               (b) no Event of Default and no event or condition which, with notice or passage of time or both, would constitute an Event of Default, shall exist or have occurred and be continuing on and as of the date of the making of such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto.

SECTION 5.     GRANT OF SECURITY INTEREST

         5.1 To secure payment and performance of all Obligations, Borrower hereby grants to Lender a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Lender as security, the following property and interests in property, whether now owned or hereafter acquired or existing, and wherever located (collectively, the "Collateral"):

               (a)   Receivables;

               (b) all other present and future general intangibles (including, but not limited to, tax and duty refunds, registered and unregistered patents, trademarks, service marks, copyrights, trade names, applications for the foregoing, trade secrets, goodwill, processes, drawings, blueprints, customer lists, and licenses (whether as licensor or licensee)), in the case of any and all rights relating to the "Bally" name, to the maximum extent permitted under the Third Amendment as in effect on the date hereof (as defined in Section 5.2 below) to and in the case of all trademarks, service marks, trade names, applications, goodwill, processes, drawings, blueprints, customer lists, and licenses referred to in this Section 5.1 subject in all cases to the limitations set forth in the Third Amendment as in effect on the date hereof;

               (c) all present and future monies, securities, credit balances, deposits, deposit accounts and other property of Borrower now or hereafter held or received by or in transit to Lender or its Affiliates or at any other depository or other institution from or for the account of Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise arising out of or in respect of the Receivables or the other Collateral, and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Receivables and other Collateral, including, without limitation, (i) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral; (ii) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party; (iii) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Receivables or other Collateral, including, without limitation, returned, repossessed and reclaimed goods; and (iv) deposits by and property of Account Debtors or other Persons securing the obligations of Account Debtors;

               (d)   Inventory;

               (e)   Records; and

               (f) all products and proceeds of the foregoing, in any form, including, without limitation, insurance proceeds and all claims against third parties for loss or damage to or destruction of any or all of the foregoing.

         5.2 For purposes of Section 6(b) of the Third Amendment to Trademark License Agreement and Settlement Agreement, dated as of May 10, 1996, by and among Bally Entertainment Corporation ("Bally"), Alliance and Bally Acquisition Corp. (the "Third Amendment"), a true, correct and complete copy of which has been delivered to Lender, Lender acknowledges and agrees that (a) any transfer (whether by foreclosure or otherwise) of "Inventory" (as such term is defined in such Third Amendment) effected by Lender shall be subject to the royalty and rebate provisions of the Bally Trademark License Agreement (as defined below) so that Lender shall have paid or caused to be paid to Bally, simultaneously with any such transfer, the royalty per machine due to Bally by reason of such transfer; (b) any transfer (whether by foreclosure or otherwise) of rights under the Bally Trademark License Agreement effected by Lender shall be subject to the condition precedent that the prospective transferee shall have agreed in writing to be bound by the provisions of the Bally Trademark License Agreement; and (c) any foreclosure by Lender (whether involving stock or assets of Parent or any of its affiliates) that would result in any transfer or change in ownership or control, direct or indirect, of Parent or Parent's rights under the Bally Trademark License Agreement shall comply with all of the provisions of the Bally Trademark License Agreement applicable thereto (including, without limitation, the provisions of Section 9 of the Amended and Restated Trademark License Agreement, dated as of July 8, 1992, between Bally and Parent and Section 6 of the Third Amendment). For purposes hereof, the term "Bally Trademark License Agreement" shall mean, collectively, the Amended and Restated Trademark License Agreement, dated as of July 8, 1992, between Bally and Parent, the Second Amendment to Trademark License Agreement and Settlement Agreement, dated as of March 31, 1995, between Bally and Parent and the Third Amendment.


SECTION 6.     COLLECTION AND ADMINISTRATION

         6.1 Borrower's Loan Account. Lender shall maintain one or more loan account(s) on its books in which shall be recorded (a) all Loans, Letter of Credit Accommodations and other Obligations and the Collateral, (b) all payments made by or on behalf of Borrower and (c) all other appropriate debits and credits as provided in this Agreement, including, without limitation, fees, charges, costs, expenses and interest. All entries in the loan account(s) shall be made in accordance with Lender's customary practices as in effect from time to time.

         6.2 Statements. Lender shall render to Borrower each month a statement setting forth the balance in the Borrower's loan account(s) maintained by Lender for Borrower pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by Lender but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrower and conclusively binding upon Borrower as an account stated except to the extent that Lender receives a written notice from Borrower of any specific exceptions of Borrower thereto within thirty (30) days after the date such statement has been mailed by Lender. Until such time as Lender shall have rendered to Borrower a written statement as provided above, the balance in Borrower's loan account(s) shall be presumptive evidence of the amounts due and owing to Lender by Borrower.

         6.3   Collection of Accounts

               (a) Borrower shall establish and maintain, at its expense, blocked accounts or lockboxes and related blocked accounts (in either case, "Blocked Accounts"), as Lender may specify, with such banks as are acceptable to Lender into which Borrower shall promptly deposit and direct its Account Debtors to directly remit all payments on Receivables and all payments constituting proceeds of Inventory or other Collateral in the identical form in which such payments are made, whether by cash, check or other manner. The banks at which the Blocked Accounts are established shall enter into an agreement, in form and substance satisfactory to Lender, providing that all items received or deposited in the Blocked Accounts are subject to the security interest and lien of Lender, that the depository bank has no lien upon, or right to setoff against, the Blocked Accounts, the items received for deposit therein, or the funds from time to time on deposit therein and that the depository bank will wire, or otherwise transfer, in immediately available funds, on a daily basis, all funds received or deposited into the Blocked Accounts to such bank account of Lender as Lender may from time to time designate for such purpose ("Payment Account"). The Blocked Accounts may be changed or supplemented in accordance with Section 9.16 hereof. Borrower agrees that all payments made to such Blocked Accounts or other funds received and collected by Lender, whether on the Receivables or as proceeds of Inventory or other Collateral or otherwise shall be subject to the security interest and lien of Lender.

               (b) For purposes of calculating interest on the Obligations, such payments or other funds received will be applied (conditional upon final collection) to the Obligations one (1) Business Day following the date of receipt of immediately available funds by Lender in the Payment Account. For purposes of calculating the amount of the Loans available to Borrower such payments will be applied (conditional upon final collection) to the Obligations on the business day of receipt by Lender in the Payment Account, if such payments are received by 12:00 noon Los Angeles time, and if not, then on the next Business Day.

               (c) Borrower shall receive any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Receivables or other Collateral which come into its possession or under its control subject to the security interests and liens of Lender and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts, or remit the same or cause the same to be remitted, in kind, to Lender. In no event shall the same be commingled with Borrower's other funds. Borrower agrees to reimburse Lender on demand for any amounts owed or paid to any bank at which a Blocked Account is established or any other bank or person involved in the transfer of funds to or from the Blocked Accounts arising out of Lender's payments to or indemnification of such bank or person. The obligation of Borrower to reimburse Lender for such amounts pursuant to this Section 6.3 shall survive the termination or non-renewal of this Agreement.

         6.4 Paments. All Obligations shall be payable to the Payment Account as provided in Section 6.3 or such other place as Lender may designate from time to time. Lender may apply payments received or collected from Borrower or for the account of Borrower (including, without limitation, the monetary proceeds of collections or of realization upon any Collateral) to such of the Obligations, whether or not then due, in such order and manner as Lender determines. At Lender's option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Financing Agreements may be charged directly to the loan account(s) of Borrower. Borrower shall make all payments to Lender on the Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Lender. Borrower shall be liable to pay to Lender, and does hereby indemnify and hold Lender harmless for the amount of any payments or proceeds surrendered or returned. This Section 6.4 shall remain effective notwithstanding any contrary action which may be taken by Lender in reliance upon such payment or proceeds. This
Section 6.4 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

         6.5 Authorization to Make Loans. Lender is authorized to make the Loans and provide the Letter of Credit Accommodations based upon telephonic or other instructions received from a Responsible Officer or other authorized person of Borrower or, at the discretion of Lender, if such Loans are necessary to satisfy any Obligations. All requests for Loans or Letter of Credit Accommodations hereunder shall specify the date on which the requested advance is to be made or Letter of Credit Accommodations established (which day shall be a Business Day) and the amount of the requested Loan or Letter of Credit Accommodations (and as to Letter of Credit Accommodations, Lender shall receive an application therefor and such other information and documents as the proposed issuer may require). Upon Lender's receipt of a borrowing request received on a Business Day before 11:00 a.m. Los Angeles time, Lender shall determine whether Borrower is entitled to such Loan, based upon and subject to all of the other terms and conditions hereof. If Lender determines that Borrower is entitled hereunder to a requested Loan, such Loan shall be made on the same Business Day that Lender received or is deemed to have received the borrowing request (but subject to matters beyond the control of Lender such as action or inaction of governmental, civil or military authority, emergency conditions, fire, strike, lockout or other labor dispute, war, riot, theft, fraud, earthquake or other natural disaster, legal constraint, breakdown of public or private or common carrier communication or transmission facilities, or equipment failure). If Lender determines that Borrower is not so entitled hereunder to a requested Loan, Lender shall so advise Borrower by telephonic notice by no later than 1:00 p.m. Los Angeles time on the same Business Day that Lender receives such borrowing request.

If such borrowing request shall have been received by Lender on a Business Day after 11:00 a.m. Los Angeles time, such request shall be deemed to have been made as of the opening of business on the immediately following Business Day, and Lender shall, if Lender determines that Borrower is entitled hereunder to such requested Loan, such Loan shall be made on such immediately following Business Day (but subject to matters beyond the control of Lender such as action or inaction of governmental, civil or military authority, emergency condition, fire, strike, lockout or other labor dispute, war, riot, theft, fraud, earthquake or other natural disaster, legal constraint, breakdown of public or private or common carrier communication or transmission facilities or equipment failure) or Lender shall promptly advise Borrower by telephonic notice by 10:00 a.m. Los Angeles time on such following Business Day if Lender determines that Borrower is not so entitled hereunder to the requested Loan as provided above. All Loans and Letter of Credit Accommodations under this Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of, Borrower when deposited to the credit of Borrower or otherwise disbursed or established in accordance with the instructions of Borrower or in accordance with the terms and conditions of this Agreement.

         6.6 Use of Proceeds. Borrower shall use the initial proceeds of the Loans provided by Lender to Borrower hereunder only for: (a) payments to each of the persons listed in the disbursement direction letter furnished by Borrower to Lender on or about the date hereof and (b) costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Financing Agreements. All other Loans made or Letter of Credit Accommodations provided by Lender to Borrower pursuant to the provisions hereof shall be used by Borrower only for general operating, working capital and other proper corporate purposes of Borrower not otherwise prohibited by the terms hereof. None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans to be considered a "purpose credit" within the meaning of Regulation G of the Board of Governors of the Federal Reserve System, as amended.


SECTION 7.     COLLATERAL REPORTING AND COVENANTS

         7.1   Collateral Reporting

               (a) Borrower shall provide Lender with the following documents in a form satisfactory to Lender:

                     (i) on a monthly basis or more frequently at Borrower's option, a Borrowing Base Certificate setting forth Borrower's calculation of the Loans and Letter of Credit Accommodations available to Borrower pursuant to the terms and conditions contained herein as of the last Business Day of the immediately preceding month as to the Receivables and Inventory, duly completed and executed by the chief financial officer or other appropriate financial officer acceptable to Lender, together with all schedules required pursuant to the terms of the Borrowing Base Certificate duly completed; provided, that, without limiting any other rights of Lender, upon Lender's request, Borrower shall provide Lender on a weekly basis with a schedule of sales made, collections received and credits issued in the event that at any time either:
(A) an Event of Default shall exist or have occurred and be continuing, or (B) Excess Availability shall be less than $5,000,000 (provided, that, for purposes of this Section 7.1(a)(i), Excess Availability shall be determined without regard to the Maximum Credit),

                     (ii) on a weekly basis, a statement of the amount of the then outstanding Indebtedness of Bally Wulff and their Subsidiaries under their working capital facilities,

                     (iii) on a monthly basis, agings of accounts payable,

                     (iv) on a monthly basis, reports of Installment Sales Contracts identifying the parties thereto, the amounts payable thereunder and such other information with respect thereto as Lender may reasonably request, provided, that, without limiting any other rights of Lender, upon Lender's reasonable request, Borrower shall provide Lender on a weekly basis with such reports in the event that at any time either: (A) an Event of Default shall exist or have occurred and be continuing or (B) Excess Availability shall be less than $5,000,000 (provided, that, for purposes of this Section 7.1(a)(iv), Excess Availability shall be determined without regard to the Maximum Credit).

                     (v) on a monthly basis, agings of accounts receivable with detail by Account Debtor and by invoice,

                     (vi) upon Lender's reasonable request, (A) copies of customer statements and credit memos, remittances advices and reports, and copies of deposit slips and bank statements, (B) copies of shipping and delivery documents, and (C) copies of purchase orders, invoices and delivery of documents for Inventory acquired by Borrower, and

                     (vii) such other reports as to the Collateral as Lender shall reasonably request from time to time.

               (b) Nothing contained in any Borrowing Base Certificate shall be deemed to limit, impair or otherwise affect the rights of Lender contained herein and in the event of any conflict or inconsistency between the calculation of the Loans and Letter of Credit Accommodations available to Borrower as set forth in any Borrowing Base Certificate and as determined by Lender, the determination of Lender shall govern and be conclusive and binding upon Borrower. Without limiting the foregoing, Borrower shall furnish to Lender any information which Lender may reasonably request regarding the determination and calculation of any of the amounts set forth in the Borrowing Base Certificate. If any of Borrower's records or reports of the Collateral are prepared or maintained by an accounting service, contractor, shipper or other agent, Borrower hereby irrevocably authorizes such service, contractor, shipper or agent to deliver such records, reports and related documents to Lender and to follow Lender's instructions with respect to further services at any time that an Event of Default exists or has occurred and is continuing.

         7.2   Receivables Covenants

               (a) Borrower shall notify Lender promptly of: (i) any material delay in Borrower's performance of any of its obligations to any Account Debtor or the assertion of any claims, offsets, defenses or counterclaims by any Account Debtor, or any disputes with Account Debtors, or any settlement, adjustment or compromise of any Receivables, (A) involving amounts in excess of $250,000 in respect of the outstanding Receivables of any one Account Debtor and amounts in excess of $500,000 in the aggregate in respect of outstanding Receivables of all Account Debtors so long as Excess Availability (without regard to the Maximum Credit) is greater than $5,000,000 and no Event of Default exists or has occurred and is continuing or (B) involving amounts in excess of $25,000 in respect of the outstanding Receivables of any one Account Debtor and amounts in excess of $100,000 in the aggregate in respect of outstanding Receivables of all Account Debtors if Excess Availability (without regard to the Maximum Credit) is equal to or less than $5,000,000 or an Event of Default exists or has occurred and is continuing, (ii) all material adverse information known to Borrower relating to the financial condition of any Account Debtor at any time that Excess Availability (without regard to the Maximum Credit) is equal to or less than $5,000,000 or an Event of Default exists or has occurred and is continuing, unless there is material adverse information known to Borrower relating to the financial condition of Account Debtors who are obligated on Receivables in an amount equal to or greater than $3,000,000 in the aggregate. No credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any Account Debtor without Lender's consent, except in the ordinary course of Borrower's business in accordance with current practices and policies as in effect on the date hereof; provided, that, Borrower shall give Lender reasonable prior notice of any reduction, compromise, forgiveness or extension or deferral of any principal, interest or other amounts payable under any Account or Installment Sales Contract (A) involving amounts in excess of $250,000 in respect of the outstanding Receivables of any one Account Debtor and amounts in excess of $500,000 in the aggregate in respect of outstanding Receivables of all Account Debtors so long as Excess Availability (without regard to the Maximum Credit) is greater than $5,000,000 and no Event of Default exists or has occurred and is continuing or (B) involving amounts in excess of $25,000 in respect of the outstanding Receivables of any one Account Debtor and amounts in excess of $100,000 in the aggregate in respect of the outstanding Receivables of all Account Debtors if Excess Availability (without regard to the Maximum Credit) is equal to or less than $5,000,000 or an Event of Default exists or has occurred and is continuing. So long as there has been no acceleration of any of the Obligations, Borrower shall have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with any Account Debtor or to exercise any rights of remedies of Borrower under any Installment Sales Contract. At any time on or after the acceleration of any of the Obligations, Lender shall, at its option, upon written notice to Borrower, have the exclusive right to extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise grant any credits, discounts or allowances, and upon any other terms or conditions, any and all Receivables or other obligations included in the Collateral and thereby discharge or release the Account Debtor or any other party or parties in any way liable for payment thereof without affecting any of the Obligations, and to exercise any rights or remedies of Borrower under any Accounts or Installment Sales Contract (including, without limitation, to demand, collect or enforce payment of any Receivables or such other obligations, but without any duty to do so, and Lender shall not be liable for its failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto. Without limiting any other rights of Lender with respect to the determination of Eligible Contracts Receivable, if Borrower shall take any action to exercise its rights or remedies against any Account Debtor under any Installment Sales Contract, the Contract Receivable arising under such Installment Sale Contract shall not be deemed an Eligible Contract Receivable. Borrower shall not release any security interest in or lien upon the assets of any Account Debtor pursuant to any Installment Sales Contract except upon payment in full (or final compromise and settlement) of all amounts payable thereunder and the payment of all such amounts to Lender for application to the Obligations and except upon the sale of such Installment Sales Contract to the extent permitted under Section 9.7 hereof.

               (b) Borrower shall promptly report to Lender any return of Inventory (other than Trial

Inventory) by any one Account Debtor if the Inventory so returned by such Account Debtor has a value in excess of $250,000 so long as Excess Availability (without regard to the Maximum Credit) is greater than $5,000,000 and no Event of Default exists or has occurred and is continuing or $25,000 if Excess Availability (without regard to the Maximum Credit) is equal to or less than $5,000,000 or an Event of Default exists or has occurred and is continuing. At any time that Inventory is returned, reclaimed or repossessed, the Receivable (or portion thereof) which arose from the date of such returned, reclaimed or repossessed Inventory shall not be deemed an Eligible Account or Eligible Contract Receivable (as the case may be).

               (c) With respect to each Receivable: (i) the amounts shown on any invoice delivered to Lender or schedule thereof delivered to Lender shall be true and complete, (ii) no payments shall be made thereon except payments immediately delivered to Lender pursuant to the terms of this Agreement, (iii) no credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any Account Debtor except as reported to Lender pursuant to Section 7.1(a) above and except for credits, discounts, allowances or extensions made or given in the ordinary course of Borrower's business in accordance with current policies as in effect on the date hereof, (iv) there shall be no setoffs, deductions, contras, defenses, counterclaims or disputes existing or asserted with respect thereto except as reported (or as will be reported) to Lender pursuant to the Borrowing Base Certificate or as otherwise provided in Section 7.1(a) above, (v) none of the transactions giving rise thereto will violate any applicable Federal, State, Provincial or local laws or regulations (including, without limitation, all Gaming Laws), and (vi) all documentation relating thereto will be legally sufficient under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms.

               (d) Borrower shall deliver or cause to be delivered to Lender, with appropriate endorsement and assignment, with full recourse to Borrower, all instruments evidencing Receivables which Borrower now owns or may at any time acquire immediately upon Borrower's receipt thereof, except as Lender may otherwise agree. Borrower shall either (i) prominently and clearly mark or stamp a notice in the form set forth on Schedule 7.2 hereto, on both the first page and on the signature page, on each original executed copy of each existing and future Installment Sales Contract stating that such Installment Sales Contract and the payments and other obligations evidenced by or arising under such Installment Sales Contract are subject to a security interest in favor of Lender and may not be pledged, assigned or otherwise transferred or encumbered or (ii) deliver such original executed copy of the Installment Sales Contract to Lender or its agent. In no event shall Borrower allow more than one (1) fully executed original of any Installment Sales Contract to exist. Borrower shall cause all original executed Installment Sales Contracts as of the date hereof to be so marked or stamped within thirty (30) days after the date hereof. Borrower has not delivered and will not hereafter deliver an original executed copy of any Installment Sales Contract to any Person which is not the Account Debtor obligated thereon, except in connection with the sale of an Installment Sale Contract permitted under Section 9.7 hereof. All of the Installment Sales Contracts which are not delivered to Lender or Lender's agent shall be kept only at the chief executive office of Borrower as set forth herein, unless and until Lender may direct otherwise. Promptly upon Lender's request, Borrower shall deliver or cause to be delivered to Lender or Lender's agent all Installment Sales Contracts. Upon Lender's request, and at Borrower's expense, Borrower shall promptly obtain and deliver to Lender Uniform Commercial Code filing, tax lien and judgment lien searches with respect to any Account Debtor obligated on any Contract Receivable or otherwise under any Installment Sales Contract or any person at any time in possession of any Trial Inventory. In the event that Borrower fails to initiate such searches within two (2) Business Days of Lender's request, or to obtain the results of such searches within twenty (20) days of Lender's request, Lender may, at Borrower's expense, arrange for such searches.

               (e) Lender shall have the right at any time or times, in Lender's name or in the name of a nominee of Lender, to verify the validity, amount or any other matter relating to any Receivables or other Collateral, by mail, telephone, facsimile transmission or otherwise.

               (f) Lender may, at any time or times that an Event of Default exists or has occurred and is





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
continuing, (i) notify any or all Account Debtors that the Receivables have been assigned to Lender and that Lender has a security interest therein and Lender may direct any or all Account Debtors to make payment of Receivables directly to Lender and (ii) to the extent not inconsistent with Section 7.2(a) above, take whatever other action Lender may deem necessary or desirable for the protection of its interests. At any time that an Event of Default exists or has occurred and is continuing, at Lender's request, all invoices and statements sent to any Account Debtor shall state that the Receivables and such other obligations have been assigned to Lender and are payable directly and only to Lender and Borrower shall deliver to Lender such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Receivables as Lender may require.

         7.3 Inventory Covenants. With respect to the Inventory: (a) Borrower shall at all times maintain inventory records consistent with current practices as of the date hereof, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory and Borrower's cost therefor; (b) Borrower shall conduct physical cycle counts of the Inventory consisting of raw materials and work-in-process consistent with current practices as of the date hereof and of finished goods in a similar manner as the current practices of the date hereof with respect to raw materials and work-in-process, provided, that, Borrower shall conduct such physical counts of the Inventory at any time or times as Lender may request (i) if at any time or times the variance between the results of the cycle counts and the records of Borrower is not reasonably satisfactory to Lender and Excess Availability is less than $3,000,000 (determined without regard to the Maximum Credit) or (ii) on or after an Event of Default exists or has occurred and is continuing; (c) promptly following the cycle counts and any other physical inventory, Borrower shall upon Lender's request supply Lender with a report in the form and with such specificity as may be reasonably satisfactory to Lender concerning such cycle counts and any other physical count; (d) Borrower shall not remove any Inventory from the locations set forth or permitted herein (which permitted locations include locations outside the United States of America and locations at subassemblers in each case to the extent set forth in Section 8.3 and Section
9.2 hereof), without ten (10) Business Days prior written notice to Lender and compliance with Section 9.2 hereof, except for sales of Inventory in the ordinary course of Borrower's business and except to move Inventory directly from one location set forth or permitted herein to another such location; (e) upon Lender's request, Borrower shall, at its expense, no more than once in any twelve (12) month period, but at any time or times as Lender may request at any time an Event of Default exists or has occurred and is continuing, deliver or cause to be delivered to Lender written reports or appraisals as to the Inventory in form, scope and methodology acceptable to Lender and by an appraiser acceptable to Lender, addressed to Lender or upon which Lender is expressly permitted to rely; (f) Borrower shall produce, use, store and maintain the Inventory, with all reasonable care and caution and in all material respects in accordance with applicable standards of any insurance and in all material respects in conformity with applicable laws (including, but not limited to, the requirements of the Federal Fair Labor Standards Act of 1938, as amended, the Gaming Laws, and all rules, regulations and orders related thereto); (g) Borrower assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory; (h) Borrower shall not sell Inventory to any customer on approval, or any other basis which entitles the customer to return or may obligate Borrower to repurchase such Inventory, except in connection with sales of Trial Inventory in the ordinary course of the business of Borrower and in a manner consistent with the current practices of Borrower as of the date hereof; (i) Borrower shall keep the Inventory in good and merchantable condition consistent with current practices as of the date hereof (other than work-in-process, excess packaging or obsolete or unserviceable Inventory or equipment); and (j) Borrower shall not, without prior written notice to Lender, acquire or accept any Inventory on consignment or approval.

         7.4 Power of Attorney. Borrower hereby irrevocably designates and appoints Lender (and all persons designated by Lender) as Borrower's true and lawful attorney-in-fact, and authorizes Lender, in Borrower's or Lender's name, to: (a) at any time an Event of Default exists or has occurred and is continuing
(i) demand payment on Receivables or other proceeds of Inventory or other Collateral, (ii) enforce payment of Receivables by legal proceedings or otherwise, (iii) exercise all of Borrower's rights and remedies to collect any Receivables or other Collateral, (iv) sell or assign any Receivables upon such terms,





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
for such amount and at such time or times as the Lender deems advisable, (v) settle, adjust, compromise, extend or renew a Receivable, (vi) discharge and release any Receivable, (vii) prepare, file and sign Borrower's name on any proof of claim in bankruptcy or other similar document against an Account Debtor, (viii) notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Lender, and open and dispose of all mail addressed to Borrower; provided, that, (A) Lender shall notify Borrower and shall use all reasonable efforts to only open and dispose of mail addressed to Borrower, which Lender receives pursuant to the exercise by Lender of its rights set forth in this Section 7.4, from Account Debtors or other persons indebted to Borrower, or which might relate to the Collateral or proceeds thereof, or from suppliers, vendors or other trade creditors of Borrower and (B) Lender shall provide copies to Borrower of any mail received by Lender pursuant to the exercise by Lender of its rights set forth in this
Section 7.4 (so long as it does not hinder, interfere or delay the exercise by Lender of its rights hereunder, under the other Financing Agreements or applicable law), and (ix) do all acts and things which are necessary, in Lender's determination, to fulfill Borrower's obligations under this Agreement and the other Financing Agreements and (b) at any time to (i) take control in any manner of any item of payment in respect of Collateral or proceeds of Collateral, in each case for application to the Obligations, (ii) have access to any lockbox or postal box into which Borrower's mail is deposited, (iii) endorse Borrower's name upon any items of payment relating to the Collateral or proceeds thereof and deposit the same in the Lender's account for application to the Obligations, (iv) endorse Borrower's name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Receivable or any goods pertaining thereto or any other Collateral, (v) sign Borrower's name on any verification of Receivable and notices thereof to Account Debtors and (vi) execute in Borrower's name and file any UCC financing statements, PPSA financing statements or amendments thereto with respect to the Collateral. Borrower hereby releases Lender and its officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Lender's own gross negligence or wilful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

         7.5 Right to Cure. If in Lender's good faith judgment, Lender deems it necessary to preserve, protect, insure or maintain the Collateral or the rights of Lender with respect thereto or the rights and remedies of Lender under this Agreement and the other Financing Agreements, Lender may, at its option, (a) cure any default by Borrower under any agreement with a third party or pay or bond on appeal any judgment entered against Borrower, (b) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and (c) pay any amount, incur any expense or perform any act which, in Lender's judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Lender with respect thereto. Lender may add any amounts so expended to the Obligations and charge Borrower's account therefor, such amounts to be repayable by Borrower on demand. Lender shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of Borrower. Any payment made or other action taken by Lender under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

         7.6 Access to Premises. From time to time as requested by Lender, at the cost and expense of Borrower, (a) Lender or its designee shall have complete access to all of Borrower's premises during normal business hours and after notice to Borrower, or at any time and without notice to Borrower if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of Borrower's books and records, including, without limitation, the Records, (b) Borrower shall promptly furnish to Lender such copies of such books and records or extracts therefrom as Lender may in its good faith judgment request, and (c) use during normal business hours such of Borrower's personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists or has occurred and is continuing for the collection of Accounts and realization of other Collateral.

SECTION 8.     REPRESENTATIONS AND WARRANTIES

         Borrower hereby represents and warrants to Lender the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which are a continuing condition of the making of Loans and providing Letter of Credit Accommodations by Lender to Borrower:

         8.1 Corporate Existence; Power and Authority; Subsidiaries. Borrower is a corporation duly organized and in good standing under the laws of its state of incorporation and is duly qualified as a foreign corporation and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on Borrower's financial condition, results of operation or business or the rights of Lender in or to any of the Collateral. The execution, delivery and performance of this Agreement, the other Financing Agreements and the transactions contemplated hereunder and thereunder are all within Borrower's corporate powers, have been duly authorized and are not in contravention of law or the terms of Borrower's certificate of incorporation, by-laws, or other organizational documentation. This Agreement and the other Financing Agreements constitute legal, valid and binding obligations of Borrower enforceable in accordance with their respective terms except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Borrower does not have any Subsidiaries except as set forth on the Information Certificate.

         8.2 Financial Statements; No Material Adverse Change. All financial statements relating to Borrower which have been or may hereafter be delivered by Borrower to Lender have been prepared in accordance with GAAP and fairly present in all material respects the financial condition and the results of operation of Borrower as at the dates and for the periods set forth therein. Except as disclosed in any interim financial statements furnished by Borrower to Lender prior to the date of this Agreement, there has been no material adverse change in the assets, liabilities, properties and condition, financial or otherwise, of Borrower, since the date of the most recent audited financial statements furnished by Borrower to Lender prior to the date of this Agreement.

         8.3 Chief Executive Officer; Collateral Locations. The chief executive office of Borrower is at the address set forth below its name on the signature page hereto and Borrower's Records concerning Receivables are located only at the address set forth below its name on the signature page hereto and as to certain Records relating to the Systems Division of Borrower at its location in Reno, Nevada and its only other places of business and the only other locations of Collateral, if any, are the addresses set forth in the Information Certificate, subject to the right of Borrower to establish new locations in accordance with Section 9.2 below. The Information Certificate correctly identifies any of such locations which are not owned by Borrower and sets forth the owners and/or operators thereof.

         8.4 Priority of Liens; Title to Properties. The security interests and liens granted to Lender under this Agreement and the other Financing Agreements constitute valid and, upon compliance with the applicable filing provisions of the Uniform Commercial Code, perfected first priority liens and security interests in and upon the Collateral subject only to the liens indicated on
Schedule 8.4 hereto and the other liens permitted under Section 9.8 hereof. Borrower has good and merchantable title to all of its properties and assets subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except those granted to Lender and such others as are specifically listed on Schedule 8.4 hereto or permitted under Section 9.8 hereof.

         8.5 Tax Returns. Borrower has filed, or caused to be filed, in a timely manner all tax returns, reports and declarations which are required to be filed by it. All information in such tax returns, reports





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
and declarations is complete and accurate in all material respects. Except as set forth on Schedule 8.5 hereto, Borrower has paid or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by it, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower and with respect to which adequate reserves have been set aside on its books to the extent required by GAAP. Adequate provision has been made for the payment of all accrued and unpaid Federal, State, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed.

         8.6 Litigation. Except as set forth on the Information Certificate, there is no present disciplinary proceeding by any Governmental Authority pending, or to the best of Borrower's knowledge threatened, against or affecting Borrower, its assets or business and there is no action, suit, proceeding or claim by any Person pending, or to the best of Borrower's knowledge threatened, against Borrower or its assets or goodwill, or against or affecting any transactions contemplated by this Agreement, which if adversely determined against Borrower would reasonably be expected to result in any material adverse change in the assets, business or prospects of Borrower or would impair the ability of Borrower to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Lender to enforce any Obligations or realize upon any Collateral. Without limiting the generality of the foregoing, except as set forth on the Information Certificate, Borrower has no notice of, or any basis to expect, any material, significant or substantial disciplinary proceeding by any Gaming Authority of any individual who has a material relationship to, or material involvement with, Borrower or Parent or its other Subsidiaries.

         8.7   Compliance with Other Agreements and Applicable Laws

               (a) Borrower is not in default under, in violation of or in contravention of, in any respect, any material indenture, mortgage, deed of trust, agreement or instrument to which it is a party or by which it or any of its assets or properties may be or are bound, except as set forth on Schedule 8.7(a) hereto.

               (b) Neither the execution and delivery of this Agreement, the other Financing Agreements, or any of the instruments and documents to be delivered pursuant hereto or thereto, nor the consummation of the transactions herein or therein contemplated, nor compliance with the provisions hereof or thereof, has violated any law or regulation or any order or decree of any court or Governmental Authority in any respect or does or will conflict with or result in the breach of, or constitute a default in any respect under, any material indenture, mortgage, deed of trust, agreement or instrument to which Borrower is a party or may be bound, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property of Borrowers (except as specifically contemplated or permitted hereunder or under the other Financing Agreements).

               (c) Except as set forth on Schedule 8.7(c) hereof, Borrower has obtained all material permits, licenses, certificates, approvals, consents, orders or authorizations of any Governmental Authority required for the lawful conduct of its business and is in compliance in all material respects with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority relating to its business, including, without limitation, those set forth in or promulgated pursuant to ERISA, the Occupational Safety and Health Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, the Code, the Environmental Laws, and the Gaming Laws. Schedule 8.7(c) hereto sets forth all material registrations, approvals, licenses, permits or certificates (the "Permits") issued to Borrowers by the Gaming Authorities or any other Federal, State, Provincial or local Governmental Authority and any applications pending by Borrower with any of the Gaming Authorities or other Federal, State, Provincial or local Governmental Authority. Except as set forth on Schedule 8.7(c) hereto, the Permits constitute all licenses, permits and certificates necessary for Borrower to own and operate its business as presently conducted or proposed to be conducted. All of the Permits are valid and subsisting and in full force and effect. There are no actions, claims or proceedings pending or threatened that seek the revocation, cancellation, suspension or modification of any of the Permits. True, correct and complete copies of the Permits have been delivered to Lender. Without limiting the generality of the foregoing, Borrower has obtained from the Gaming Authorities the various registrations, approvals, permits, and licenses and other permits required in order for Borrower to engage in the manufacture, sale and distribution of gaming devices and the same are valid and subsisting and in full force and effect. To the best of Borrower's knowledge, no statute, law, rule, regulation, standard or code is pending or proposed which would substantially reduce the projected revenues of, or could otherwise reasonably be expected to materially adversely affect the business, condition (financial or otherwise), prospects, assets, property or operations of, Borrower.

         8.8 Governmental Approval. No consent, approval or other action of, or filing with, or notice to any Governmental Authority is required in connection with the execution, delivery and performance of this Agreement, the other Financing Agreements or any of the instruments or documents to be delivered pursuant hereto or thereto, except for those consents or approvals already obtained by Borrower or notices already given or to be given by Borrower to any Gaming Authority and the filings in respect of the security interests created hereunder, including, without limitation, the filing of UCC financing statements. Set forth on Schedule 8.8 hereto is a true, correct and complete list of any Gaming Authority which must receive notice of this Agreement.

         8.9   Employee Benefits

               (a) Borrower has not engaged in any transaction in connection with which Borrower or any of its ERISA Affiliates could reasonably be expected to be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code that could reasonably be expected to have a material adverse effect upon the financial condition of Borrower or the Collateral.

               (b) No liability to the Pension Benefit Guaranty Corporation has been or is expected by Borrower to be incurred with respect to any employee pension benefit plan of Borrower or any of its ERISA Affiliates (other than premium payments payable in the ordinary course of the business of Borrower). There has been no reportable event (within the meaning of Section 4043 of ERISA) or any other event or condition with respect to any employee pension benefit plan of Borrower or any of its ERISA Affiliates which presents a risk of termination of any such plan by the Pension Benefit Guaranty Corporation.

               (c) Full payment has been made of all amounts which Borrower or any of its ERISA Affiliates is required under Section 302 of ERISA and Section 412 of the Code to have paid under the terms of each employee pension benefit plan as contributions to such plan as of the last day of the most recent fiscal year of such plan ended prior to the date hereof (or all such amounts have been reflected in the financial statements of Borrower delivered to Lender prior to the date hereof), and no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any employee pension benefit plan.

         8.10 Intellectual Property; License Agreements. Schedule 8.10 sets forth all of the agreements or other arrangements of Borrower pursuant to which Borrower has a material license or other right to use any trademarks, logos, designs, representations or other intellectual property owned by another person as in effect on the date hereof (collectively, together with any such agreements or arrangements entered into by Borrower after the date hereof, the "License Agreements" and sometimes individually referred to herein as a "License Agreement") and the dates of the expiration of such agreements or other arrangements of Borrower as in effect on the date hereof. Borrower owns or licenses all patents, trademarks, service-marks, logos, designs, representations, tradenames, trade secrets, know-how, copyrights, or licenses and other rights with respect to any of the foregoing, which are necessary for in any material respect the operation of its business as presently conducted and reasonably contemplated to be conducted from time to time. No trademark, service-mark, logo or similar item at any time used by Borrower which is owned by another person or owned by Borrower subject to any security interest, lien, collateral assignment, pledge or other encumbrance in favor of any person other than Lender is affixed to any Eligible Inventory, except to the extent permitted under the License Agreements. To the best of Borrower's knowledge, no product, process, method, substance, part or other material presently contemplated to be sold by or employed by Borrower infringes any patent, trademark, service-mark, tradename, copyright, license or other right owned by any other Person and no claim or litigation is pending or threatened against or affecting Borrower contesting its right to sell or use any such product, process, method, substance, part or other material.

         8.11 Bank Accounts. All of the deposit accounts, investment accounts, currency conversion accounts or other accounts in the name of or used by Borrower maintained at any bank or other financial institution are set forth on
Schedule 8.11 hereto, subject to the right of Borrower to establish new accounts in accordance with Section 9.16 below.

         8.12 Accuracy and Completeness of Information. All information furnished by or on behalf of Borrower in writing to Lender in connection with this Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby, including, without limitation, all information on the Information Certificate is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading. No event or circumstance has occurred which has had or could reasonably be expected to have a material adverse affect on the business, assets or prospects of Borrower, which has not been fully and accurately disclosed to Lender in writing.

         8.13 Survival of Warranties; Cumulative. All representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Lender on the date of each additional borrowing or other credit accommodation hereunder, except for those representations and warranties expressly limited by the phrase "as of the date hereof," and shall be conclusively presumed to have been relied on by Lender regardless of any investigation made or information possessed by Lender. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which Borrower shall now or hereafter give, or cause to be given, to Lender.


SECTION 9.     AFFIRMATIVE AND NEGATIVE COVENANTS

         9.1 Maintenance of Existence. Borrower shall at all times preserve, renew and keep in full, force and effect its corporate existence (except to the extent permitted under Section 9.7(a) below) and rights and franchises with respect thereto and maintain in full force and effect all Permits, licenses, trademarks, tradenames, approvals, authorizations, leases and contracts necessary in any material respect to carry on the business as presently or proposed to be conducted. Without limiting the generality of the foregoing, Borrowers shall perform all acts and execute and deliver all documents necessary to maintain the Gaming Licenses currently issued to Borrower as valid and subsisting in full force and effect, provided, that, Borrower shall not be required to preserve, renew or keep in full force and effect any such right, franchise, permit, license, trademark, tradename, approval, authorization, lease, contract or Gaming Licenses if (a) in the judgment of the board of directors of Borrower, such preservation or existence is not desirable in the conduct of business of Borrower and (b) the failure to preserve, renew or keep the same in full force and effect would not materially adversely affect the assets, business, prospects or financial condition of Borrower or in any manner impair the ability of Borrower to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or impair the ability of Lender to enforce any Obligations or to realize upon any Collateral or the value thereof. Borrower shall give Lender thirty (30) days prior written notice of any proposed change in its corporate name, which notice shall set forth the new name and Borrower shall deliver to Lender a copy of the amendment to the Certificate of Incorporation of Borrower providing for the name change certified by the Secretary of State of the jurisdiction of incorporation of Borrower as soon as it is available.

         9.2   New Collateral Locations

               (a) Subject to Section 9.2(b) below, Borrower may open any new location at which it intends to conduct business within the United States, Canada, or any other country, provided Borrower (i) gives Lender ten (10) days prior written notice of the intended opening of any such new location and (ii) executes and delivers, or causes to be executed and delivered, to Lender such agreements, documents, and instruments as Lender may deem reasonably necessary or desirable to protect its interests in the Collateral at such location, including, without limitation, UCC financing statements and PPSA financing statements.

               (b) Notwithstanding anything to the contrary contained in Section 9.2(a) above, Borrower shall not be required to give prior written notice to Lender pursuant to Section 9.2(a) of a new subassembler hired by Borrower after the date hereof (other than pursuant to the Borrowing Base Certificate or as otherwise provided in Section 7.1 hereof), provided, that, (i) at no time shall there be Inventory or other Collateral at the location of such subassembler having a Value in excess of $1,500,000, (ii) at no time shall there be Inventory or other Collateral at the locations of all such subassemblers having a Value in excess of $3,000,000, and (iii) the Inventory or other Collateral at such locations shall be reported separately to Lender.

          9.3  Compliance with Laws, Regulations, Etc.

               (a) Borrower shall, at all times, comply in all material respects with all laws, rules, regulations, licenses, approvals, orders and other Permits applicable to it and duly observe in all material respects all requirements of any foreign, Federal, State, Provincial or local Governmental Authority, including, without limitation, the Code, ERISA, the Occupational Safety and Health Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, the Environmental Laws and the Gaming Laws.

               (b) Borrower shall give both oral and written notice to Lender immediately upon Borrower's receipt of any notice of, or Borrower's otherwise obtaining knowledge of, (i) the occurrence of any event that could reasonably be expected to result in any suspension, revocation or limitation on any material Gaming Licenses, or otherwise adversely affect the rights of Borrower to operate its business in accordance with the Gaming Laws, or any material liability pursuant to any Gaming Laws or (ii) any investigation, proceeding, complaint, order, directive, claims, citation or notice with respect to any non-compliance with or violation of any Gaming Laws by Borrower which in the case of clauses
(i) and (ii) could have a material adverse affect (A) on the business, assets or prospects of Borrower, (B) the ability of Borrower to perform its obligations herein or in any of the other Financing Agreements to which it is a party or (C) the rights of Lender to enforce the Obligations or realize upon the Collateral. Borrower shall indemnify and hold harmless Lender, its directors, officers, employees, agents, invitees, representatives, successors and assigns, from and against any and all losses, claims, damages, liabilities, costs, and expenses, including attorneys' fees and legal expenses directly or indirectly arising out of or attributable to the compliance by Borrower with any Gaming Laws.

               (c) Borrower shall establish and maintain, at its expense, a system to assure and monitor its continued compliance with all Environmental Laws in all material respects in all of its operations, which system shall include annual reviews of such compliance by employees or agents of Borrower who are familiar with the requirements of the Environmental Laws. Copies of all environmental surveys, audits, assessments, feasibility studies and results of remedial investigations shall be promptly furnished, or caused to be furnished, by Borrower to Lender. Borrower shall take prompt and appropriate action to respond to any non-compliance with any of the Environmental Laws and shall regularly report to Lender on such response.

               (d) Borrower shall give both oral and written notice to Lender immediately upon Borrower's receipt of any notice of, or Borrower's otherwise obtaining knowledge of, (i) the occurrence of any event





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
involving the release, spill or discharge, threatened or actual, of any Hazardous Material that could reasonably be expected to result in Borrower incurring any material liability pursuant to any Environmental Law or (ii) any investigation, proceeding, complaint, order, directive, claims, citation or notice with respect to: (A) any non-compliance with or violation of any Environmental Law by Borrower in any material respect or (B) the release, spill or discharge, threatened or actual, of any Hazardous Material or (C) any other environmental, health or safety matter, which affects Borrower or its business, operations or assets or any properties at which Borrower transported, stored or disposed of any Hazardous Materials in any material respect.

               (e) Without limiting the generality of the foregoing, whenever Lender reasonably determines that there is material non-compliance, or any condition which requires any action by or on behalf of Borrower in order to avoid any material non-compliance, with any Environmental Law, Borrower shall, at Lender's request and Borrower's expense: (i) cause an independent environmental engineer acceptable to Lender to conduct such tests of the site where Borrower's non-compliance or alleged non-compliance with such Environmental Laws has occurred as to such non-compliance and prepare and deliver to Lender a report as to such non-compliance setting forth the results of such tests, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof and (ii) provide to Lender a supplemental report of such engineer whenever the scope of such non-compliance, or Borrower's response thereto or the estimated costs thereof, shall change in any material respect.

               (f) Borrower shall indemnify and hold harmless Lender, its directors, officers, employees, agents, invitees, representatives, successors and assigns, from and against any and all losses, claims, damages, liabilities, costs, and expenses, including attorneys' fees and legal expenses directly or indirectly arising out of or attributable to the use, generation, manufacture, reproduction, storage, release, threatened release, spill, discharge or disposal by Borrower or its agents of, or the presence of, a Hazardous Material, including, without limitation, the costs of any required or necessary repair, cleanup or other remedial work with respect to any property of Borrower and the preparation and implementation of any closure, remedial or other required plans. All representations, warranties, covenants and indemnifications in this Section
9.3 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

         9.4 Payment of Taxes and Claims. Borrower shall duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for taxes, assessments, contributions and governmental charges, the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower and with respect to which adequate reserves have been set aside on its books to the extent required by GAAP. Borrower shall be liable for any tax or penalties imposed on Lender as a result of the financing arrangements provided for herein and Borrower agrees to indemnify and hold Lender harmless with respect to the foregoing, and to repay to Lender on demand the amount thereof, and until paid by Borrower such amount shall be added and deemed part of the Loans, provided, that, nothing contained herein shall be construed to require Borrower to pay any income or franchise taxes attributable to the income of Lender from any amounts charged or paid hereunder to Lender. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

         9.5 Insurance. Borrower shall, at all times, maintain with financially sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated. Said policies of insurance shall be satisfactory to Lender, in its good faith judgment, as to form, amount and insurer. Borrower shall furnish certificates, policies or endorsements to Lender as Lender shall require as proof of such insurance, and, if Borrower fails to do so, Lender is authorized, but not required, to obtain such insurance at the expense of Borrower. All policies shall provide for at least thirty (30) days prior written notice to Lender of any cancellation or reduction of coverage and that Lender may act as attorney for Borrower in obtaining, and at any time an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and canceling such insurance. Borrower shall cause Lender to be named as a loss payee and an additional insured (but without any liability for any premiums) under such insurance policies and Borrower shall obtain non-contributory lender's loss payable endorsements to all insurance policies in form and substance satisfactory to Lender. Such lender's loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Lender as its interests may appear and further specify that Lender shall be paid regardless of any act or omission by Borrower or any of its affiliates. At its option, Lender may apply any insurance proceeds received by Lender at any time to the cost of repairs or replacement of Collateral and/or to payment of the Obligations, whether or not then due, in any order and in such manner as Lender may determine or hold such proceeds as cash collateral for the Obligations.

        9.6   Financial Statements and Other Information

               (a) Borrower shall keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the business of Borrower and its Subsidiaries (if any) in accordance with GAAP and Borrower shall furnish or cause to be furnished to Lender: (i) within forty-five (45) days after the end of each fiscal month, monthly unaudited consolidated financial statements, and, if Borrower has any Subsidiaries, unaudited consolidating financial statements (including in each case balance sheets, statements of income and loss and statements of cash flow), all in reasonable detail, fairly presenting the financial position and the results of the operations of Borrower and its Subsidiaries as of the end of and through such fiscal month and (ii) within one hundred twenty (120) days after the end of each fiscal year, audited consolidated financial statements and, if Borrower has any Subsidiaries, unaudited consolidating financial statements of Borrower and its subsidiaries (including in each case balance sheets, statements of income and loss, statements of cash flow and statements of shareholders' equity), and the accompanying notes thereto, all in reasonable detail, fairly presenting the financial position and the results of the operations of Borrower and its Subsidiaries as of the end of and for such fiscal year, together with the unqualified opinion of independent certified public accountants, which accountants shall be an independent accounting firm selected by Borrower and reasonably acceptable to Lender, that such financial statements have been prepared in accordance with GAAP, and present fairly the results of operations and financial condition of Borrower and its Subsidiaries as of the end of and for the fiscal year then ended.

               (b) Borrower shall promptly notify Lender in writing of the details of (i) any loss, damage, investigation, action, suit or proceeding which could reasonably be expected to result in any material adverse change in Borrower's business, properties, assets, goodwill or condition, financial or otherwise and (ii) the occurrence of any Event of Default or event which, with the passage of time or giving of notice or both, would constitute an Event of Default. Borrower shall, upon Lender's request, use its best efforts to cause the lenders providing working capital facilities to Bally Wulff to promptly deliver to Lender a statement of all then outstanding Indebtedness of Bally Wulff and their Subsidiaries to such lenders.

               (c) Borrower shall promptly notify Lender in writing at any time that the Excess Availability is less than $5,000,000.

               (d) Borrower shall promptly after the sending or filing thereof furnish or cause to be furnished to Lender copies of all reports and registration statements that include any information, statements or disclosures with respect to Borrower which Alliance files with the Securities and Exchange Commission, any national securities exchange or the National Association of Securities Dealers, Inc.

               (e) Borrower shall furnish or cause to be furnished to Lender such budgets, forecasts, projections and other information respecting the Collateral and the business of Borrower, as Lender may, from time to time, reasonably request. Lender is hereby authorized to deliver a copy of any financial statement or any other information relating to the business of Borrower to any court or other government agency or to any participant or assignee or prospective participant or assignee, subject to Section 12.5 hereof. Borrower hereby irrevocably authorizes and directs all accountants or auditors to deliver to Lender, at Borrower's expense, copies of the financial statements of Borrower and any reports or management letters prepared by such accountants or auditors on behalf of Borrower and to disclose to Lender such information as they may have regarding the business of Borrower. Any documents, schedules, invoices or other papers delivered to Lender may be destroyed or otherwise disposed of by Lender one (1) year after the same are delivered to Lender, except as otherwise designated by Borrower to Lender in writing.

         9.7 Sale of Assets, Consolidation, Merger, Dissolution, Etc. Borrower shall not, directly or indirectly: Merger, Dissolution, Etc.

               (a) merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it, unless each of the following conditions is satisfied: (i) Lender shall have received not less than ten (10) days prior written notice of the intention of Borrower to so merge or consolidate and such other information with respect thereto as Lender may request, (ii) as of the effective date of the merger or consolidation and after giving effect thereto, no Event of Default shall exist or have occurred and be continuing, (iii) Lender shall have received true, correct and complete copies of all agreements, documents and instruments relating to such merger or consolidation, including, but not limited to, the certificate or certificates of merger or consolidation as filed with each appropriate Secretary of State, (iv) the surviving entity shall immediately upon the effectiveness of such merger or consolidation expressly confirm in writing an agreement, in form and substance satisfactory to Lender, its continuing liability in respect of the Obligations and Financing Agreements and execute and deliver such other agreements, documents and instruments as Lender may request in connection therewith, (v) the surviving entity shall, immediately before and immediately after giving effect to such merger or consolidation, have a net worth, including without limitation, any indebtedness incurred or anticipated to be incurred in connection with or in respect of such merger or consolidation, equal to or greater than the net worth such entity had immediately prior to such merger or consolidation, and (vi) Borrower shall not become obligated with respect to any indebtedness, nor shall any of its property become subject to any security interest, lien, claim, charge or incumbrance pursuant to such merger or consolidation, unless Borrower could incur such indebtedness or create such security interest, lien, claim, charge or encumbrance as permitted under this Agreement;

               (b) sell, assign, lease, transfer, abandon or otherwise dispose of any stock or indebtedness to any other Person or any of its assets to any other Person, except:

                     (i) sales of Inventory (which term includes Trial Inventory) in the ordinary course of business,

                     (ii) the grant by Borrower to customers of Borrower in the ordinary course of the business of Borrower consistent with its current practices as of the date hereof of a non-exclusive license to use associated software in connection with the Inventory sold by Borrower to such customers of Borrower;

                     (iii) the disposition of worn-out or obsolete Equipment or Equipment no longer used in the business of Borrower,

                     (iv) sales by Borrower from time to time in the ordinary course of its business consistent with the current practices of Borrower as of the date hereof of all of Borrower's right, title and interest in and to any Contract Receivable and the Installment Sales Contract related thereto, which Contract Receivable is not an Eligible Contract Receivable, to persons who purchase chattel paper in the ordinary course of its or their business; provided, that, as to each and all of such sales, (A) the Contract Receivable arising under the Installment Sales Contract to be sold shall not constitute an Eligible Contract Receivable, (B) such sale shall be to a person who is not an Affiliate of Alliance, Parent, Borrower or their respective Subsidiaries, (C) such sale shall be in a bona fide arm's length transaction on commercially reasonable prices and terms, (D) Lender shall have received not less than ten
(10) Business Days prior written notice of such sale, which notice shall set forth in reasonable detail satisfactory to Lender, the parties thereto, the Contract Receivable and the Installment Sales Contract to be sold, the purchase price and the manner of payment thereof, the other material terms of such sale and such other information with respect thereto as Lender may reasonably request, (E) Lender shall have the option upon receipt of the notice of any such sale to purchase the Contract Receivable and Installment Sales Contract related thereto which is the subject of such notice on substantially the same terms and conditions as set forth in the notice of such sale and if Lender shall elect to exercise such option by written notice to Borrower at any time within ten (10) Business Days after the receipt by Lender of the notice to Lender of such sale from Borrower, Borrower shall sell, and Lender shall purchase, such Contract Receivable and Installment Sales Contract related thereto on the terms and conditions set forth in the notice from Lender to Borrower of the exercise by Lender of such option, (F) promptly upon Lender's request, Lender shall have received true, correct and complete copies of all agreements, documents and instruments executed and/or delivered in connection with such sale therewith, as duly authorized, executed and delivered by the parties thereto, (G) immediately upon the consummation of the sale, any and all proceeds payable or delivered to Borrower in respect of such sale shall be paid or delivered, or caused to be paid or delivered, directly to Lender for application to the Obligations in accordance with the terms hereof, (H) as of the date of each such sale and after giving effect thereto, no Event of Default shall exist or have occurred and be continuing, and (I) as of the date of such sale, the daily average of the Excess Availability for the immediately preceding thirty (30) consecutive days shall be not less than $3,000,000 (determined without regard to the Maximum Credit) and as of the date of such sale and after giving effect thereto, the Excess Availability shall be not less than $3,000,000 (determined without regard to the Maximum Credit),

                     (v) sales by Borrower from time to time in the ordinary course of its business, consistent with the current practices of Borrower as of the date hereof, of assets and properties of Borrower other than the Collateral; provided, that, (A) the aggregate fair market value of such sales do not exceed $5,000,000 during the term of this Agreement, and (B) as of the date of any such sale, the daily average of the Excess Availability for the immediately preceding thirty (30) day period prior to the date of any such sale shall be not less than $3,000,000 (determined without regard to the Maximum Credit), and as of the date of such sale and after giving effect thereto, Excess Availability shall not be less than $3,000,000 (determined without regard to the Maximum Credit);

                     (vi) sales or licensing of trademarks or other intellectual property owned by Borrower, provided, that, (A) such sale or licensing does not impair the ability of Borrower to perform its obligations hereunder or under any of the Financing Agreements to which it is a party or impair the ability of Lender to enforce any Obligations or to realize upon any Collateral or the value thereof, and (B) such sale shall be to a person other than an Affiliate in a bona fide arms' length transaction or commercially reasonable prices and terms;

               (c) form or acquire any Subsidiaries, except to the extent permitted under Section 9.10 below; or

               (d)   wind up, liquidate or dissolve; or

               (e) agree to do any of the foregoing (provided, that, Borrower may enter into any agreement to do any of the foregoing after the date of such agreement, so long as the consummation of the transaction contemplated by such agreement is contingent upon either: (i) the termination of this Agreement in accordance with Section 12.1 hereof and the repayment in full of all of the Obligations and payment of cash collateral in accordance with Section 12.1 hereof or (ii) the prior written consent of Lender).

         9.8 Encumbrances. Borrower shall not create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets or properties, including, without limitation, the Collateral, except:

               (a)   liens and security interests of Lender;

               (b) liens securing the payment of taxes, either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower, in each case prior to the commencement of foreclosure or other similar proceedings with respect thereto, and with respect to which adequate reserves have been set aside on its books to the extent required by GAAP (without limiting the right of Lender to establish Availability Reserves with respect thereto);

               (c) non-consensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of Borrower's business to the extent: (i) such liens secure indebtedness which is not overdue or (ii) such liens secure indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued and available to Borrower, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books to the extent required by GAAP (without limiting the right of Lender to establish Availability Reserves with respect thereto);

               (d) zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of real property which do not interfere in any material respect with the use of such real property or ordinary conduct of the business of Borrower as presently conducted thereon or materially impair the value of the real property which may be subject thereto;

               (e) purchase money security interests in Equipment (including capital leases) and purchase money mortgages on real estate to secure Indebtedness not to exceed $2,000,000 in the aggregate (including any extensions, renewals or replacements, in whole or in part, thereof) and mortgages on real estate, other than purchase money mortgages to secure Indebtedness not to exceed $12,000,000 in the aggregate (including any extensions, renewals or replacements, in whole or in part, thereof), so long as in each case (i) such security interests and mortgages do not apply to any property of Borrower other than (A) the Equipment or real estate so acquired in the case of purchase money security interests or purchase money mortgages, or
(B) the real estate in the case of any other mortgage, and (ii) the Indebtedness secured thereby does not exceed the cost of the Equipment or the value of the real estate subject to such security interests or mortgages, as the case may be;

               (f) security interests in and liens upon assets of Borrower (other than the Collateral) or deposits of cash made by Borrower, in each case in the ordinary course of the business of Borrower consistent with the current practices of Borrower as of the date hereof, to secure the performance of bids, tenders, sales, contracts (other than for the repayment of Indebtedness), surety, appeal, customs and performance bonds; provided, that, such security interests and liens or deposits shall not interfere in any material respect with the use of any property or the ordinary conduct of the business of Borrower or impair the value of the assets and properties of Borrower in any material respect;

               (g) security interests in and liens upon assets of Borrower (other than the Collateral) or deposits of cash made by Borrower, in each case in the ordinary course of the business of Borrower consistent with the current practices of Borrower as of the date hereof, in connection with workers' compensation, unemployment insurance or other types of social security benefits;

               (h) security interests in and liens upon certificates of deposit pledged by Borrower in the ordinary course of the business of Borrower to secure workers' compensation claims or insurance in respect of such claims which insurance is required or imposed by Federal or State law;

               (i) security interests in and liens upon property, including shipping documents and documents of title, of Borrower coming into the possession or custody of CoreStates Bank, N.A. in its capacity as issuer of any Letter of Credit Accommodations to secure the Indebtedness of Borrower to such issuer permitted under Section 9.9(h) hereof;

               (j) the security interests and liens set forth on Schedule 8.4 hereto; and

               (k) security interests in and liens upon assets of Borrower (other than the Collateral) which are not otherwise permitted under this Section
9.8 to secure Indebtedness permitted under Section 9.9 hereof.

         9.9 Indebtedness. Borrower shall not incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any Indebtedness, except:

               (a)   the Obligations;

               (b) purchase money Indebtedness (including Capital Lease Obligations) to the extent not incurred or secured by liens (including Capital Lease Obligations) in violation of any other provision of this Agreement;

               (c) Indebtedness of Borrower under foreign exchange contracts, currency exchange contracts, and other similar contractual arrangements protecting a Person against fluctuation in the exchange rate of different currencies; provided, that, such arrangements are with banks or other financial institutions which have combined capital and surplus and undivided profits of not less than $100,000,000 and shall be in the ordinary course of the business of Borrower and not for speculative purposes and the stated amount of such indebtedness shall not exceed the national principal amount of the indebtedness to which such arrangement relates;

               (d) Indebtedness of Borrower under interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, interest rate exchange agreements and similar contractual arrangements protecting a Person against fluctuations in interest rates; provided, that, such arrangements are with banks or other financial institutions which have combined capital and surplus and undivided profits of not less than $100,000,000 and shall be in the ordinary course of the business of Borrower and not for speculative purposes;

               (e) Indebtedness arising under or pursuant to the guarantees permitted under Section 9.10 below;

               (f) the Indebtedness set forth on Schedule 9.9(f) hereto; provided, that, Borrower shall furnish to Lender all notices or demands related to events of default in connection with such Indebtedness either received by Borrower or on its behalf, promptly after the receipt thereof, or sent by Borrower or on its behalf, concurrently with the sending thereof, as the case may be;

               (g) unsecured Indebtedness of Borrower arising after the date hereof owing to any Person other than an Affiliate; provided, that, (i) the aggregate amount of such Indebtedness outstanding at any one time shall not exceed $15,000,000, (ii) Lender shall have received true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such indebtedness, as duly authorized, executed and delivered by the parties thereto, and (iii) Borrower shall furnish to Lender all notices or demands related to events of default in connection with such indebtedness either received by Borrower or on its behalf promptly after the receipt thereof, or sent by Borrower or on its behalf, concurrently with the sending thereof, as the case may be; and

               (h) Indebtedness of Borrower to CoreStates Bank, N.A. (as the issuer of any Letter of Credit Accommodations) consisting of the contingent reimbursement obligations of Borrower to CoreStates Bank, N.A. in such capacity, in respect of any Letter of Credit Accommodations.

         9.10 Loans, Investments, Guarantees, Etc. Borrower shall not, directly or indirectly, make any loans or advance money or property to any person, or invest in (by capital contribution, dividend or otherwise) or purchase or repurchase the stock or indebtedness or all or a substantial part of the assets or property of any Person, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly) the indebtedness, performance, obligations or dividends of any Person or agree to do any of the foregoing, except:

               (a) the endorsement of instruments for collection or deposit in the ordinary course of business;

               (b)   investments in cash and Cash Equivalents;

               (c) the credit accommodations provided by Borrower in the ordinary course of business, consistent with the current practices of Borrower as of the date hereof, to Account Debtors (and including advances to Account Debtors for the purchase of goods by the Account Debtor for the use in the ordinary course of the business of such Account Debtor, which advances may constitute a portion of the Contract Receivables owing by such Account Debtor);

               (d) loans after the date hereof by Borrower to Parent; provided, that, as to all such loans, each of the following is satisfied, as determined by
Lender: (i) Lender shall have received not less than two (2) Business Days prior written notice of the intention of Borrower to make such loan, which notice shall set forth in reasonable detail, the amount of such loan, the date it is intended that such loan will be made, and such other information with respect thereto as Lender may request, (ii) as of the date of such loan and after giving effect thereto, no Event of Default shall exist or have occurred and be continuing, and (iii) as of the date of such loan, the daily average of the Excess Availability for the immediately preceding thirty (30) consecutive days shall be not less than $3,000,000 (determined without regard to the Maximum Credit), and as of the date of such loan and after giving effect thereto, the Excess Availability shall be not less than $3,000,000 (determined without regard to the Maximum Credit);

               (e) the guarantee by Borrower of the Indebtedness of Alliance evidenced by the Senior Secured Notes as set forth in the Senior Note Indenture (as in effect on the date hereof); provided, that, (i) the aggregate amount of the liability of Borrower under such guarantee shall not exceed the principal amount of $154,000,000, less the aggregate amount of all repayments or repurchases of principal in respect of the Indebtedness of Alliance evidenced by the Senior Secured Notes, plus interest thereon at the rate provided for in the Senior Secured Notes as in effect on the date hereof, (ii) Borrower shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such guarantee as in effect on the date hereof (it being understood that an amendment to the Senior Secured Notes shall not be deemed an amendment to such guarantee for purposes of this Section 9.10(e)(ii)), or (B) redeem, retire, defease, purchase or otherwise acquire the obligations arising pursuant to such guarantee, or set aside or otherwise deposit or invest any sums for such purpose (it being understood that any redemption, retirement, defeasance, purchase or other acquisition of the Indebtedness evidenced by the Senior Secured Notes shall not be deemed the same for purposes of this Section 9.10(e)(ii)), and
(iii) Borrower shall furnish to Lender all notices or demands in connection with such guarantee or other Indebtedness subject to such guarantee either received by Borrower or on its behalf, promptly after the receipt thereof, or sent by Borrower or on its behalf, concurrently with the sending thereof, as the case may be;

               (f) the guarantee by Borrower of Indebtedness of Alliance arising after the date hereof pursuant to a Qualified Debt Offering; provided, that, each of the following is satisfied, as determined by Lender: (i) Lender shall have received not less than ten (10) Business Days prior written notice of the intention of Borrower to issue such guarantee, which notice shall set forth in reasonable detail satisfactory to Lender, the amount of the Indebtedness to be subject to such guarantee, the purpose for which the Qualified Debt Offering will be used, the date it is intended that such Qualified Debt Offering will occur, and such other information with respect thereto as Lender may reasonably request, (ii) as of the date of such guarantee and after giving effect thereto, no Event of Default shall exist or have occurred and be continuing, (iii) as of the date of such guarantee, the daily average of the Excess Availability for the immediately preceding thirty (30) consecutive days shall be not less than $3,000,000 (determined without regard to the Maximum Credit), and as of the date such guarantee and after giving effect thereto, the Excess Availability shall be not less than $3,000,000 (determined without regard to the Maximum Credit), (iv) the aggregate amount of the liability of Borrower under such guarantee shall not exceed the principal amount of $70,000,000, less the aggregate amount of all repayments or repurchase of principal in respect of the Indebtedness of Alliance arising pursuant to such Qualified Debt Offering, plus interest thereon at the rate provided for therein, (v) Borrower shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such guarantee after it is issued (it being understood that an amendment to the agreements evidencing the Indebtedness of Alliance arising pursuant to such Qualified Debt Offering shall not be deemed an amendment to such guarantee for purposes of this Section 9.10(f)(v))or (B) redeem, retire, defease, purchase or otherwise acquire the obligations arising pursuant to such guarantee, or set aside or otherwise deposit or invest any sums for such purpose (it being understood that any redemption, retirement, defeasance, purchase or other acquisition of the Indebtedness arising pursuant to such Qualified Debt Offering shall not be deemed the same for purposes of this Section 9.10(f)(v)), and (vi) Borrower shall furnish to Lender all notices or demands in connection with such guarantee or other Indebtedness subject to such guarantee either received by Borrower or on its behalf, promptly after the receipt thereof, or sent by Borrower or on its behalf, concurrently with the sending thereof, as the case may be;

               (g) equity investments by Borrower in Subsidiaries of Borrower after the date hereof (whether in the form of capital contributions, loans, transfers of assets or otherwise); provided, that, (i) at the time of, and after giving effect to, any such equity investments, the aggregate amount of the capital contribution, loans or other payments or transfer of assets by Borrower to all Subsidiaries of Borrower shall not exceed $5,000,000 in any one year or $15,000,000 in the aggregate (other than investments by Borrower in any such Subsidiary incorporated in, or operating in, Puerto Rico, the proceeds of which are used by such Subsidiary to pay Borrower for goods sold by Borrower to such Subsidiary at prices and on terms which may be less favorable to Borrower than in a comparable arm's length transaction with an unaffiliated person), (ii) as of the date of any such capital contribution, loan or other payments or transfer of assets, the daily average of the Excess Availability for the immediately preceding thirty (30) consecutive days shall be not less than $3,000,000 (determined without regard to the Maximum Credit) and as of the date of such capital contribution, loans or other payments or transfer of assets and after giving effect thereto, the Excess Availability shall be not less than $3,000,000 (determined without regard to the Maximum Credit), (iii) promptly upon such formation of a Domestic Subsidiary, Borrower shall cause any such Domestic Subsidiary to execute and deliver to Lender, in form and substance satisfactory to Lender, (A) an absolute and unconditional guarantee of payment of all of the Obligations, (B) a general security agreement granting to Lender a first priority security interest in and lien upon the same types and categories of the assets and properties of such Subsidiary which are being granted by Borrower to Lender pursuant hereto, (C) related Uniform Commercial Code or PPSA financing statements, and (D) such other agreements, documents and instruments as Lender may reasonably require to effectuate the foregoing, including, without limitation, any supplements or amendments to this agreement or the other Financing Agreements, and (iv) at the time of any such capital contribution, loans or other payments or transfer of assets and after giving effect thereto, no Event of Default shall exist or have occurred and be continuing;

               (h) the acquisition by Borrower of Capital Stock or other equity interests in Bally Gaming International GmbH after the date hereof; provided, that, (i) Lender shall have received not less than ten (10) Business Days prior written notice of the intention of Borrower to acquire such Capital Stock or other equity interest, (ii) all amounts paid in consideration of the acquisition of such Capital Stock or other equity interest shall not exceed $12,000,000,
(iii) Lender shall have received true, correct and complete copies of all agreements, documents and instruments executed and/or delivered in connection with such acquisition, (iv) such acquisition shall be on terms and conditions no less favorable to Borrower than Borrower would obtain in a bona fide arm's length transaction, (v) neither the agreements, documents and instruments and the consummation of the transactions contemplated thereby, nor compliance with the provisions of such agreements or instruments thereunder shall result in (A) the creation or imposition of any security interest, lien, claim, charge or encumbrance upon any of the Collateral (unless otherwise permitted hereunder) or (B) the incurrence, creation, assumption of any liability, obligation or other Indebtedness by Borrower (unless otherwise permitted hereunder), (vi) as of the date of and after giving effect to such acquisition, no Event of Default shall exist or have occurred and be continuing, and (vii) after giving effect to such acquisition, the daily average of the Excess Availability for the immediately preceding thirty (30) consecutive days shall be not less than $3,000,000 (determined without regard to the Maximum Credit), and as of the date of such acquisition and after giving effect thereto, the Excess Availability shall be not less than $3,000,000 (determined without regard to the Maximum Credit);

               (i)   certificates of deposit to the extent permitted under
Section 9.8(h) hereof;

               (j) capital contributions or purchases of Capital Stock or Indebtedness by Borrower in the ordinary course of the business of Borrower after the date hereof (other than Cash Equivalents and equity investments by Borrower in Subsidiaries after the date hereof); provided, that, (i) all amounts paid by Borrower for such capital contributions or purchases shall not exceed $5,000,000 in the aggregate in any fiscal year of Borrower, (ii) Lender shall have received not less than ten (10) Business Days prior written notice of the intention to make such investment, which notice shall set forth in reasonable detail satisfactory to Lender, the amount of such investment, the form of such investment, the party or parties to such investment, the terms and conditions of such investment, and such other information with respect thereto as Lender may reasonably request, (iii) after giving effect to such investment, the daily average of the Excess Availability for the immediately preceding thirty (30) consecutive days shall be not less than $3,000,000 (determined without regard to the Maximum Credit), and as of the date of such investment and after giving effect thereto, the Excess Availability shall be not less than $3,000,000 (determined without regard to the Maximum Credit), and (iv) as of the date of such investment and after giving effect thereto, no Event of Default shall exist or have occurred and be continuing; and

               (k) the existing loans, advances and guarantees by Borrower outstanding as of the date hereof as set forth on Schedule 9.10 hereto; provided, that, as to such loans, advances and guarantees, Borrower shall furnish to Lender all notices or demands related to events of default in connection with such loans, advances or guarantees either received by Borrower or on its behalf, promptly after the receipt thereof, or sent by Borrower or on its behalf, concurrently with the sending thereof, as the case may be.

         9.11 Dividend and Redemptions. Borrower shall not, directly or indirectly, declare or pay any dividends on account of any shares of any class of capital stock of Borrower now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of capital stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration other than common stock or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing, except that, Borrower may pay dividends to Parent on account of any shares of Capital Stock of Borrower consisting of common stock now outstanding; provided, that, in each case as to any of the foregoing, each of the following conditions is satisfied: (a) Lender shall have received not less than two (2) Business Days prior written notice of the intention of Borrower to pay such dividend, which notice shall set forth in reasonable detail, the amount of such dividend, the date it is intended that such dividend will be paid, and such other information with respect thereto as Lender may reasonably request; (b) as of the date of such dividend and after giving effect thereto, no Event of Default shall exist or have occurred and be continuing; (c) such dividends shall be out of funds legally available therefor;
(d) as of the date of the payment of such dividend, the daily average of the Excess Availability for the immediately preceding thirty (30) consecutive days shall be not less than $3,000,000 (determined without regard to the Maximum Credit), and as of the date of the payment of such dividend and after giving effect thereto, the Excess Availability shall be not less than $3,000,000 (determined without regard to the Maximum Credit).

         9.12 Transactions with Affiliates. Except as otherwise permitted in Sections 9.7, 9.10 and 9.11 hereof, Borrower shall not, directly or indirectly,
(a) purchase, acquire or lease any property from, or sell, transfer or lease any property to, any officer, director, agent or other Affiliate of Borrower, except (i) in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms no less favorable to the Borrower than Borrower would obtain in a comparable arm's length transaction with an unaffiliated person and (ii) except for sales of Inventory by Borrower to a Subsidiary of Borrower incorporated in, or operating in, Puerto Rico which may be at prices and on terms less favorable to Borrower than in a comparable arm's length transaction with an unaffiliated person, or (b) make any payments of management, consulting or other fees for management or similar services owing to any officer, employee, shareholder, director or other Affiliate of Borrower, except (i) reasonable compensation to officers, employees and directors for services rendered to Borrower in the ordinary course of business, (ii) payments by Borrower to Alliance for actual and necessary reasonable administrative, overhead and operating expenses of Alliance, and for actual and necessary reasonable out-of-pocket legal and accounting, insurance, marketing, payroll and similar types of services paid for by Alliance on behalf of Borrower in the ordinary course of business or as the same may be directly attributable to Borrower so long as (A) the aggregate amount of all such payments by Borrower in any fiscal year of Borrower shall not exceed $6,000,000, (B) as of the date of each such payment and after giving effect thereto, no Event of Default shall exist or have occurred and be continuing, and (C) upon Lender's request, Borrower shall provide to Lender an accounting of such payments and expenses in reasonable detail, and (iii) Borrower may make payments to Alliance pursuant to the tax sharing arrangement between Borrower and Alliance; provided, that, (A) Borrower is included in the consolidated federal income tax return filed by Alliance, (B) the payments in any year shall not exceed the federal income tax liability that Borrower would have been liable for if Borrower had filed its tax return on a stand-alone basis, except that such payments may exceed the liability of Borrower on stand-alone basis if (1) as of the date of such payment and after giving effect thereto, no Event of Default shall exist or have occurred and be continuing, (2) as of the date of such payment, the daily average of the Excess Availability for the immediately preceding thirty (30) consecutive days shall be not less than $3,000,000 (determined without regard to the Maximum Credit) and (3) as of the date of such payment and after giving effect thereto, the Excess Availability shall be not less than $3,000,000 (determined without regard to the Maximum Credit), (C) such payments shall be made by Borrower no earlier than five (5) days prior to the date on which Alliance is required to make its payments to the Internal Revenue Service, and (D) in the event that Borrower also joins with Alliance in filing any combined or consolidated (or similar) state or local income tax returns, then the making of payments to Alliance shall be allowed in a manner as similar as possible to that provided herein with respect to federal income taxes.

         9.13  License Agreements

               (a) Borrower shall (i) promptly and faithfully observe and perform all of the material terms, covenants, conditions and provisions of the material License Agreements to be observed and performed by it, at the times set forth therein, if any, (ii) not do, permit, suffer or refrain from doing anything, as a result of which there could be a default under or breach of any of the terms of any of the material License Agreements, (iii) not cancel, surrender, modify, amend, waive or release any of the material License Agreements in any material respect or any term, provision or right of the licensee thereunder in any material respect, or consent to or permit to occur any of the foregoing; except, that, subject to Section 9.13(b) below, Borrower may cancel, surrender or release any of the material License Agreements in the ordinary course of the business of Borrower; provided, that, Borrower shall give Lender not less than thirty (30) days prior written notice of its intention to so cancel, surrender and release any of the material License Agreements, (iv) give Lender immediate written notice of any material License Agreement entered into by Borrower after the date hereof, together with a true, correct and complete copy thereof and such other information with respect thereto as Lender may request, (v) give Lender immediate written notice of any material breach of any obligation, or any default, by any party under any of the material License Agreements, and deliver to Lender (promptly upon the receipt thereof by Borrower in the case of a notice to Borrower, and concurrently with the sending thereof in the case of a notice from Borrower) a copy of each notice of default and every other notice and other communication received or delivered by Borrower in connection with any material License Agreements which relates to the right of Borrower to continue to use the property subject to such License Agreements, and
(vi) furnish to Lender, promptly upon the request of Lender, such information and evidence as Lender may require from time to time concerning the observance, performance and compliance by Borrower or the other party or parties thereto with the terms, covenants or provisions of the material License Agreements.

               (b) Borrower will either exercise any option to renew or extend the term of each of the License Agreements in such manner as will cause the term of the material License Agreements to be effectively renewed or extended for the period provided by such option and give immediate written notice thereof to Lender or give Lender prior written notice that Borrower does not intend to renew or extend the term of any of the material License Agreements or that the term thereof shall otherwise be expiring, not less than ninety (90) days prior to the date of such non-renewal or expiration. In the event of the failure of Borrower to extend or renew any of the material License Agreements, Lender shall have, and is hereby granted, the irrevocable right and authority, at its option, to renew or extend the term of any such material License Agreements, whether in its own name and behalf, or in the name and behalf of a designee or nominee of the Lender or in the name and behalf of Borrower, as Lender shall determine at any time that either: (i) an Event of Default shall exist or have occurred and be continuing or (ii) if after the Inventory on which the trademarks, logos, designs, representations or other intellectual property subject to such material License Agreement appears or to which such material License Agreement otherwise relates is not considered Eligible Inventory, there is no Excess Availability. Lender may, but shall not be required to, perform any or all of such obligations of Borrower under any of the License Agreements, including, but not limited to, the payment of any or all sums due from Borrower thereunder. Any sums so paid by Lender shall constitute part of the Obligations.

         9.14 Adjusted Net Worth. Borrower shall, at all times, maintain Adjusted Net Worth of not less than the amount equal to: (a) the Adjusted Net Worth of Borrower as of March 31, 1997 minus (b) the amount equal to the lesser of $30,000,000 or the Total Availability as of March 31, 1997.





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
         9.15  Compliance with ERISA

               (a) Borrower shall not with respect to any "employee benefit plans" maintained by Borrower: (i) terminate any of such employee benefit plans so as to impose any liability of Borrower to the Pension Benefit Guaranty Corporation established pursuant to ERISA, (ii) allow or suffer to exist any prohibited transaction involving any of such employee benefit plans or any trust created thereunder which would subject Borrower to a tax or penalty or other liability on prohibited transactions imposed under Section 4975 of the Code or ERISA that could reasonably be expected to have a material adverse effect upon the financial condition of Borrower, (iii) fail to pay to any such employee benefit plan any contribution which it is obligated to pay under Section 302 of ERISA, Section 412 of the Code or the terms of such plan with respect to which Borrower is obligated, (iv) allow or suffer to exist any accumulated funding deficiency, whether or not waived, with respect to any such employee pension benefit plan with respect to which Borrower is obligated, (v) allow or suffer to exist any occurrence of a reportable event or any other event or condition which presents a material risk of termination by the Pension Benefit Guaranty Corporation of any such employee pension benefit plan that is a single employer plan, which termination could result in any liability of Borrower to the Pension Benefit Guaranty Corporation or (vi) incur any withdrawal liability with respect to any multiemployer pension plan.

               (b) As used in this Section 9.15, the term "employee pension benefit plans," "employee benefit plans", "accumulated funding deficiency" and "reportable event" shall have the respective meanings assigned to them in ERISA, and the term "prohibited transaction" shall have the meaning assigned to it in
Section 4975 of the Code and ERISA.

         9.16 Additional Bank Accounts. Borrower shall not, directly or indirectly, open, establish or maintain any deposit account, investment account, or any other account with any bank or other financial institution, other than the Blocked Accounts and the accounts set forth in Schedule 8.11 hereto, except:
(a) as to any new or additional Blocked Accounts and other such new or additional accounts which contain any Collateral or proceeds thereof, with the prior written consent of Lender, subject to such conditions thereto as Lender may establish and the receipt by Lender of an agreement, in form and substance satisfactory to Lender from the depository bank at which such Blocked Accounts or other accounts are maintained; (b) as to any accounts used by Borrower to make payments of payroll, taxes or other obligations to third parties, after prior written notice to Lender; and (c) other accounts so long as Borrower shall have provided prior written notice to Lender.

         9.17  Covenants Applicable to Canada

               (a) For the purposes of the application and interpretation of the provisions of this Agreement or the other Financing Agreements to the operations of Borrower in Canada and to any of the Collateral which may at any time or from time to time be located in Canada:

                     (i) all payments of principal, interest, fees and other amounts to be paid pursuant to this Agreement and the other Financing Agreements in respect of all or any part of the Obligations shall be made free and clear and without deduction for any and all present and future taxes, withholdings, levies, duties, and charges of any Governmental Authority and all liabilities with respect thereto (except for any income or franchise taxes under the laws of the United States of America or any State thereof or subdivision thereof or of Canada attributable to the income of Lender from any amounts charged or paid hereunder or under the other Financing Agreements to Lender), and without setoff, withholding or deduction of any kind whatsoever and, if with regard to any payment to be made by Borrower to Lender pursuant to this Agreement, the other Financing Agreements or otherwise, any deduction for any and all such present and future taxes, withholding, levies, duties, charges of a Governmental Authority or any liability with respect thereto is required to be made by Borrower, Borrower shall pay such additional amounts to Lender as may be necessary in order that the net amount received by Lender after such deduction shall equal such payment which would have been received by Lender in the absence of such deduction; and

                     (ii) Borrower shall make all payments in respect of the Obligations in U.S. Dollars, and any payment on account of the Obligations made in a currency other than U.S. Dollars, whether pursuant to a judgment or order of a court or a Governmental Authority or otherwise, shall constitute a discharge of the Obligations only to the extent of the U.S. Dollar Equivalent which Lender is able to purchase and, if the number of U.S. Dollars which Lender is so able to purchase is less than the number of U.S. Dollars originally due to it, Borrower shall indemnify and save Lender harmless from and against any loss or damage arising as a result of such deficiency, and this indemnity shall:

                     (A) constitute an obligation separate and independent from the Obligations,

                     (B) give rise to a separate and independent cause of action,

                     (C) apply irrespective of any indulgence granted by Lender from time to time,

                     (D) be secured by the assignment, charges and security interests created in respect of the Collateral by this Agreement or the other Financing Agreements, and

                     (E) the indemnity on the currency differential shall continue in full force and effect, notwithstanding any judgment or order for a liquidated sum in respect of an amount due under this Agreement or the other Financing Agreements or any judgment or order or any payment made under any judgment or order or the termination or non-renewal of this Agreement and the other Financing Agreements.

               (b) For purposes of the Interest Act of Canada only, the effective rate of any rate of interest stipulated to be payable under this Agreement or the other Financing Agreements may be calculated from time to time by multiplying (i) the amount of the stipulated rate of interest by (ii) 365 or 366, depending on the number of days in the calendar year in which the calculation is being made, and dividing the product of such multiplication by
(iii) 360.

         9.18 Costs and Expenses. Borrower shall pay to Lender on demand all costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Lender's rights in the Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including, but not limited to: (a) all out-of-pocket costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, PPSA financing statement filing fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable); (b) all insurance premiums, appraisal fees and search fees; (c) out-of-pocket costs and expenses of remitting loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Blocked Accounts, together with Lender's customary charges and fees with respect thereto; (d) charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations; (e) out-of-pocket costs and expenses of preserving and protecting the Collateral; (f) out-of-pocket costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Lender, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Lender arising out of the transactions contemplated hereby and thereby (including, without limitation, preparations for and consultations concerning any such matters); (g) all out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Lender during the course of periodic field examinations of the Collateral and Borrower's operations, plus a per diem charge at the rate of $600 per person per day for Lender's examiners in the field and office; provided, that, prior to an Event of Default, such out-of-pocket expenses and costs and per diem charge for such field examinations after the date hereof shall not exceed $25,000 in any calendar year; and (h) the reasonable fees and disbursements of counsel (including legal assistants) to Lender in connection with any of the foregoing.

         9.19 Further Assurances. At the request of Lender made in good faith at any time and from time to time, Borrower shall, at its expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements. Lender may at any time and from time to time request a certificate from an officer of Borrower representing that all conditions precedent to the making of Loans and providing Letter of Credit Accommodations contained herein are satisfied. In the event of such request by Lender, Lender may, at its option, cease to make any further Loans or provide any further Letter of Credit Accommodations until Lender has received such certificate and, in addition, Lender has determined that such conditions are satisfied. Where permitted by law, Borrower hereby authorizes Lender to execute and file one or more UCC financing statements or PPSA financing statements signed only by Lender.


SECTION 10.   EVENTS OF DEFAULT AND REMEDIES

         10.1 Events of Default. The occurrence or existence of any one or more of the following events are referred to herein individually as an "Event of Default", and collectively as "Events of Default":

               (a) (i) Borrower fails to pay when due any of the Obligations or
(ii) Borrower fails to perform any of the terms, covenants, conditions or provisions contained in this Agreement or any of the other Financing Agreements, other than as described in Section 10.1(a)(i) and such failure shall continue for ten consecutive (10) Business Days; provided, that, such ten (10) Business Day period shall not apply in the case of: (A) any failure to observe any such term, covenant, condition or provision which is not capable of being cured at all or within such ten (10) Business Day period or which has been the subject of a prior failure within a six (6) month period or (B) an intentional breach by Borrower of any such term, covenant, condition or provision, or (C) the failure to observe or perform any of the covenants or provisions contained in Section 9.1, 9.2, 9.3 or 9.4 of this Agreement or any covenants or agreements covering substantially the same matter as such sections in any of the other Financing Agreements; or

               (b) any representation, warranty or statement of fact made by Borrower to Lender in this Agreement, the other Financing Agreements or any other agreement, schedule, confirmatory assignment or otherwise shall when made or deemed made be false or misleading in any material respect;

               (c) any judgment for the payment of money is rendered against Borrower in excess of $250,000 in any one case or in excess of $500,000 in the aggregate and shall remain undischarged or unvacated for a period in excess of thirty (30) days or execution shall at any time not be effectively stayed, or any judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against Borrower or any of its assets which would have a material adverse effect on Borrower, the Collateral or the ability of Lender to realize upon the Collateral;

               (d) Borrower dissolves or suspends or discontinues doing business;

               (e) Borrower becomes insolvent (however defined or evidenced), makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a meeting of its creditors or principal creditors;

               (f) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against Borrower or all or any part of its properties and such petition or application is not dismissed within thirty (30) days after the date of its filing or Borrower shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;

               (g) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed by Borrower or for all or any part of its property; or

               (h) any default by Borrower under any agreement, document or instrument relating to any Indebtedness in favor of any person other than Lender (including, but not limited to, any default under the Senior Note Indenture), in any case in an amount in excess of $1,000,000 (other than such defaults set forth on Schedule 8.7(a) hereto, so long as the person to whom such Indebtedness is owed shall not have commenced any legal action or proceeding) which default continues for more than the applicable cure period, if any, with respect thereto, or any default by Borrower under any material contract, lease, license or other obligation to any person other than Lender, which default continues for more than the applicable cure period, if any, with respect thereto;

               (i)   any Change of Control;

               (j) the indictment or threatened indictment of Borrower under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against Borrower, pursuant to which (A) as to any such proceeding by any governmental agency (which term shall not include for this purpose any Person other than one acting in an official governmental capacity), the penalties or remedies sought for the acts or omissions of Borrower which allegedly are the basis thereof would materially adversely affect the Collateral, including, without limitation, forfeiture of any material portion of the Collateral, or (B) as to any such proceeding by any other Persons, such proceedings are reasonably likely to be materially adversely determined against Borrower and the penalties or remedies sought for the acts or omissions of Borrower which allegedly are the basis thereof would be reasonably likely to materially adversely affect the Collateral, including, without limitation, the forfeiture of any material portion of the Collateral;

               (k) there shall be a material adverse change in the operations, business, assets, financial condition or prospects of Borrower or a material impairment of the ability of Borrower to pay, perform or fulfill the Obligations after the date hereof; or

               (l) there shall be an event of default under any of the other Financing Agreements.

         10.2  Remedies

               (a) At any time an Event of Default exists or has occurred and is continuing, Lender shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the Uniform Commercial Code and other applicable law, all of which rights and remedies may be exercised without notice to or consent by Borrower, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Lender hereunder, under any of the other Financing Agreements, the Uniform Commercial Code or other applicable law, are cumulative, not exclusive and enforceable, in Lender's discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by Borrower of this Agreement or any of the other Financing Agreements. Lender may, at any time or times, proceed directly against Borrower to collect the Obligations without prior recourse to the Collateral.

               (b) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Lender may, in its discretion and without limitation, (i) accelerate the payment of all Obligations and demand immediate payment thereof to Lender (provided, that, upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h) hereof, all Obligations shall automatically become immediately due and payable), (ii) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (iii) require Borrower, at Borrower's expense, to assemble and make available to Lender any part or all of the Collateral at any place and time reasonably designated by Lender in Nevada, (iv) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral,
(v) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, (vi) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including, without limitation, entering into contracts with respect thereto, public or private sales at any exchange, broker's board, at any office of Lender or elsewhere) at such prices or terms as Lender may deem reasonable, for cash, upon credit or for future delivery, with the Lender having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of Borrower, which right or equity of redemption is hereby expressly waived and released by Borrower and/or (vii) terminate this Agreement. If any of the Collateral is sold or leased by Lender upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Lender. If notice of disposition of Collateral is required by law, ten (10) days prior notice by Lender to Borrower designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrower waives any other notice. In the event Lender institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, Borrower waives the posting of any bond which might otherwise be required.

               (c) Lender may apply the cash proceeds of Collateral actually received by Lender from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in such order as Lender may elect, whether or not then due. Borrower shall remain liable to Lender for the payment of any deficiency with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including attorneys' fees and legal expenses.

               (d) Without limiting the foregoing, Lender may, at its option, without notice, (i) upon the occurrence and during the continuance of an Event of Default or an event which with notice or the passage of time or both would constitute an Event of Default, cease making Loans or arranging for Letter of Credit Accommodations or reduce the lending formulas or amounts of Loans and Letter of Credit Accommodations available to Borrower and/or (ii) upon the occurrence and during the continuance of an Event of Default, terminate any provision of this Agreement providing for any future Loans or Letter of Credit Accommodations to be made by Lender to Borrower.

SECTION 11.    JURY TRIAL WAIVER; OTHER WAIVERS
               AND CONSENTS; GOVERNING LAW

         11.1 Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver

               (a) The validity, interpretation and enforcement of this Agreement and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of California (without giving effect to principles of conflicts of law).

               (b) Borrower and Lender irrevocably consent and submit to the non-exclusive jurisdiction of the Superior Court of Los Angeles County, California and the United States District Court for the Central District of California and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Lender shall have the right to bring any action or proceeding against Borrower or its property in the courts of any other jurisdiction which Lender deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against Borrower or its property).

               (c) Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth on the signature pages hereof and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Lender's option, by service upon Borrower in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, Borrower shall appear in answer to such process, failing which Borrower shall be deemed in default and judgment may be entered by Lender against Borrower for the amount of the claim and other relief requested.

               (d) BORROWER AND LENDER EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. BORROWER AND LENDER EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT BORROWER OR LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

               (e) Lender shall not have any liability to Borrower (whether in tort, contract, equity or otherwise) for losses suffered by Borrower in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Lender, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Lender shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement.

         11.2 Waiver of Notices. Borrower hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and commercial paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on Borrower which Lender may elect to give shall entitle Borrower to any other or further notice or demand in the same, similar or other circumstances.

         11.3 Amendments and Waivers. Neither this Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Lender, and as to amendments, as also signed by an authorized officer of Borrower. Lender shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Lender. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

         11.4 Waiver of Counterclaims. Borrower waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other then compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

         11.5 Indemnification. Borrower shall indemnify and hold Lender, and its directors, agents, employees and counsel, harmless from and against any and all losses, claims, damages, liabilities, costs or expenses imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including, without limitation, amounts paid in settlement, court costs, and the fees and expenses of counsel, but excluding any such losses, claims, damages, liabilities, costs and expenses directly caused or incurred solely by reason of the gross negligence or wilful misconduct of Lender or any other Person otherwise to be indemnified and held harmless under this Section 11.5 as determined by a final, non-appealable judgment of a court of competent jurisdiction. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion which it is permitted to pay under applicable law to Lender in satisfaction of indemnified matters under this Section. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

SECTION 12.  TERM OF AGREEMENT; MISCELLANEOUS

         12.1  Term

               (a) This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on the date three (3) years from the date hereof (the "Renewal Date"), and from year to year thereafter, unless sooner terminated pursuant to the terms hereof. Lender or Borrower may terminate this Agreement and the other Financing Agreements effective on the Renewal Date or on the anniversary of the Renewal Date in any year by giving to the other party at least sixty (60) days prior written notice; provided, that, this Agreement and all other Financing Agreements must be terminated simultaneously. Upon the effective date of termination or non-renewal of the Financing Agreements, Borrower shall pay to Lender, in full, all outstanding and unpaid Obligations and shall furnish cash collateral to Lender in such amounts as Lender determines are reasonably necessary to secure Lender from loss, cost, damage or expense, including attorneys' fees and legal expenses, in connection with any contingent Obligations, including issued and outstanding Letter of Credit Accommodations and checks or other payments provisionally credited to the Obligations and/or as to which Lender has not yet received final and indefeasible payment. Such payments in respect of the Obligations and cash collateral shall be remitted by wire transfer in Federal funds to such bank account of Lender, as Lender may, in its discretion, designate in writing to Borrower for such purpose. Interest shall be due through and including the Business Day of receipt of such payment, if the amounts so paid by Borrower to the bank account designated by Lender are received in such bank account later than 12:00 noon, Los Angeles time on the date of payment.

               (b) No termination of this Agreement or the other Financing Agreements shall relieve or discharge Borrower of its respective duties, obligations and covenants under this Agreement or the other Financing Agreements until all Obligations have been fully and finally discharged and paid (or to the extent required under Section 12.1(a) above, cash collateral is provided therefor), and Lender's continuing security interest in the Collateral and the rights and remedies of Lender hereunder, under the other Financing Agreements and applicable law, shall remain in effect until all such Obligations have been fully and finally discharged and paid (or to the extent required under Section 12.1(a) above, cash collateral is provided therefor).

               (c) If for any reason this Agreement is terminated prior to the end of the then current term or renewal term of this Agreement, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits as a result thereof, Borrower agrees to pay to Lender, upon the effective date of such termination, an early termination fee in the amount set forth below if such termination is effective in the period indicated:

                          Amount                         Period
                          ------                         ------

         (i)             $900,000         From the date hereof to and including
                                          March 31, 1998

         (ii)            $600,000         From April 1, 1998 to and including
                                          March 31, 1999

         (iii)           $300,000         From April 1, 1999 to and including
                                          March 30, 2000

Such early termination fee shall be presumed to be the amount of damages sustained by Lender as a result of such early termination and Borrower agrees that it is reasonable under the circumstances currently existing. The early termination fee provided for in this Section 12.1 shall be deemed included in the





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
Obligations.

         12.2 Notices. All notices, requests and demands hereunder shall be in writing and (a) made to Lender at its address set forth below and to Borrower at its chief executive office set forth below, or to such other address as either party may designate by written notice to the other in accordance with this provision, and (b) deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending; and if by certified mail, return receipt requested, five (5) days after mailing.

         12.3 Partial Invalidity. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

         12.4 Successors. This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Lender, Borrower and their respective successors and assigns, except that Borrower may not assign its rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Lender. Lender may, after notice to Borrower, assign its rights and delegate its obligations under this Agreement and the other Financing Agreements and further may assign, or sell participations in, all or any part of the Loans, the Letter of Credit Accommodations or any other interest herein to another financial institution or other person, in which event, the assignee or participant shall have, to the extent of such assignment or participation, the same rights and benefits as it would have if it were the Lender hereunder, except as otherwise provided by the terms of such assignment or participation; provided, that, no such assignment and delegation by Lender shall relieve Lender of its obligations hereunder.

         12.5  Confidentiality

               (a) Lender shall use all reasonable efforts to keep confidential, in accordance with its customary procedures for handling confidential information and safe and sound lending practices, any non-public information supplied to it by Borrower pursuant to this Agreement which is clearly and conspicuously marked as confidential at the time such information is furnished by Borrower to Lender; provided, that, nothing contained herein shall limit the disclosure of any such information: (i) to the extent required by statute, rule, regulation, subpoena or court order, (ii) to bank examiners and other regulators, auditors and/or accountants, (iii) in connection with any litigation to which Lender is a party, (iv) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) shall have first agreed in writing to treat such information as confidential in accordance with this Section 12.5, or (v) to counsel for Lender or any participant or assignee (or prospective participant or assignee).

               (b) In no event shall this Section 12.5 or any other provision of this Agreement or applicable law be deemed: (i) to apply to or restrict disclosure of information that has been or is made public by Borrower or any third party without breach of this Section 12.5 or otherwise become generally available to the public other than as a result of a disclosure in violation hereof, (ii) to apply to or restrict disclosure of information that was or becomes available to Lender on a non-confidential basis from a person other than Borrower, (iii) require Lender to return any materials furnished by Borrower to Lender or (iv) prevent Lender from responding to routine informational requests in accordance with the Code of Ethics for the Exchange of Credit Information promulgated by The Robert Morris Associates or other applicable industry standards relating to the exchange of credit information. The obligations of Lender under this Section 12.5 shall supersede and replace the obligations of Lender under any confidentiality letter signed prior to the date hereof.

         12.6 Entire Agreement. This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, , offers and contracts concerning the subject matter hereof, whether oral or written. In the event of any inconsistency between the terms of this Agreement and any schedule or exhibit hereto, the terms of this Agreement shall govern.

         IN WITNESS WHEREOF, Lender and Borrower have caused these presents to be duly executed as of the day and year first above written.

================================================================================
LENDER                                 BORROWER

CONGRESS FINANCIAL CORPORATION         BALLY GAMING, INC.
  (WESTERN)

By:  /s/ KENNETH M. SANDS              By:  /s/ SCOTT SCHWEINFURTH
   ----------------------------           ----------------------------------
Title:  Senior Vice President          Title:  Treasurer
      -------------------------              -------------------------------
Address:                               Chief Executive Office:
--------                               -----------------------
225 South Lake Avenue                  6601 South Bermuda Road
Pasadena, California  91101            Las Vegas, Nevada  89119
================================================================================